                                                                    EXHIBIT 10.1

                                                                  Execution Copy


                         INTERCOMPANY SERVICES AGREEMENT

                                 BY AND BETWEEN

                                  ERIZON, INC.

                                       AND

                              HANOVER BRANDS, INC.

                        EFFECTIVE as of December 27, 1998

                                Table of Contents

                                                                                               Page
                                                                                               ----
1.      DEFINITIONS...............................................................................2
        1.1    Change of Control..................................................................2
        1.2    ERIZON Proprietary Materials.......................................................2
        1.3    BRANDS Proprietary Materials.......................................................2
        1.4    BRANDS Web Site....................................................................2
        1.5    Modified Web Site..................................................................2
        1.6    Newly Created Web Site.............................................................2
        1.7    Party..............................................................................2
        1.8    Out-of-Scope Work Order............................................................3
        1.9    erizon Group.......................................................................3
        1.10   Brands Group.......................................................................3
        1.11   Intercompany Agreements............................................................3
        1.12   Other Definitions..................................................................4
2.      GENERAL RELATIONSHIP OF THE PARTIES.......................................................4
        2.1    ERIZON Management Team.............................................................4
        2.2    BRANDS Management Team.............................................................4
        2.3    Replacement of Management Team Members.............................................5
        2.4    Management Team Meetings...........................................................5
3.      SERVICES..................................................................................5
        3.1    Description of Services............................................................5
        3.2    Description of Project Orders......................................................6
        3.3    Exclusivity........................................................................7
        3.4    No Oral Changes; Change Control Procedures.........................................7
        3.5    Inventory Loss.....................................................................8
        3.6    Professional Services and Excess Costs.............................................8
        3.7    Inventory Location.................................................................8
4.      BRANDS OBLIGATIONS........................................................................9
        4.1    BRANDS as Vendor...................................................................9
        4.2    Other Obligations..................................................................9
        4.3    Reliance on Information...........................................................10
        4.4    Effect of Failure.................................................................10
5.      ACCEPTANCE PROCEDURES....................................................................10
        5.1    Acceptance Procedures for Modified Web Sites, New Developed Web Sites and
               Other Deliverables................................................................10
6.      PAYMENT OBLIGATIONS......................................................................11
        6.1    Fees..............................................................................11
        6.2    Out-of-Pocket Expenses............................................................11
        6.3    Taxes; Duties; Tariffs............................................................11
        6.4    Time of Payment...................................................................12
        6.5    Intercompany Agreements...........................................................12
7.      PROPRIETARY AND RELATED RIGHTS...........................................................12
        7.1    Grant of License to, Ownership of, BRANDS Web Sites, Modified Web Sites
               and Newly Created Web Sites.......................................................12
        7.2    Ownership of Other Deliverables...................................................13
        7.3    ERIZON Proprietary Materials......................................................13
        7.4    BRANDS Proprietary Materials......................................................13

                                Table of Contents

                                                                                               Page
                                                                                               ----
        7.5    WebCat System.....................................................................14
        7.6    Know-How..........................................................................14
        7.7    Confidentiality...................................................................14
        7.8    Non-Confidential Information......................................................14
8.      INDEMNITIES..............................................................................15
        8.1    ERIZON Indemnities................................................................15
        8.2    BRANDS Indemnities................................................................16
        8.3    Indemnification Procedures........................................................16
9.      WARRANTIES...............................................................................17
        9.1    ERIZON Warranties.................................................................17
        9.2    BRANDS Warranties.................................................................17
        9.3    Mutual Warranties.................................................................18
        9.4    Compliance with Laws..............................................................18
        9.5    Disclaimer of Warranty............................................................18
10.     LIMITATION OF LIABILITY..................................................................18
        10.1   Limitation of Liability...........................................................18
11.     DISPUTE RESOLUTION.......................................................................19
        11.1   Dispute Resolution................................................................19
12.     TERM AND TERMINATION.....................................................................20
        12.1   Term..............................................................................20
        12.2   Renewal and Expiration............................................................20
        12.3   Termination.......................................................................21
13.     GENERAL PROVISION........................................................................24
        13.1   Cooperation.......................................................................24
        13.2   Hiring of Employees...............................................................24
        13.3   Independent Contractor............................................................24
        13.4   Amendments........................................................................24
        13.5   Force Majeure.....................................................................24
        13.6   New York Law......................................................................25
        13.7   Assignment........................................................................25
        13.8   Notices...........................................................................25
        13.9   Waiver............................................................................26
        13.10  Severability......................................................................26
        13.11  Counterparts......................................................................26
        13.12  Headings..........................................................................26
        13.13  Services for Others...............................................................26
        13.14  Approvals and Similar Actions.....................................................26
        13.15  Survival..........................................................................26
        13.16  Remedies..........................................................................26
        13.17  Use of Subcontractors.............................................................27
        13.18  Entire Agreement..................................................................27
        13.19  Number and Gender.................................................................27
        13.20  Drafting..........................................................................27
        13.21  Attorneys' Fees and Litigation Expenses...........................................27

              TABLE OF SCHEDULES TO INTERCOMPANY SERVICES AGREEMENT

SCHEDULE A                       Brands Agreements

SCHEDULE B                       Services

SUBSCHEDULE B-1                  Fulfillment Services

SUBSCHEDULE B-2                  Information Technology Services

SCHEDULE C                       Fees for Services

SCHEDULE D                       erizon's Standard Vendor Compliance Procedures

SCHEDULE E                       Change Control Procedures

              TABLE OF EXHIBITS TO INTERCOMPANY SERVICES AGREEMENT

EXHIBIT 1                   Interborrower Agreement Dated March 24, 2000

EXHIBIT 2 License Agreement Dated December 25, 1999 by and between Hanover Direct Pennsylvania Inc. and Gumps By Mail, Inc., Keystone Internet Services, Inc. and Scandia Down, LLC

EXHIBIT 3 License Agreement Dated December 25, 1999 by and between Hanover Realty, Inc. and Domestications, LLC, Hanover Company Store, LLC, Hanover Direct, Inc. Hanover Home Fashions Group, Inc., Kitchen & Home, LLC, LWI Holdings, Inc., Silhouette, LLC, and Tweeds, LLC.

EXHIBIT 4                   Amendment to and Assignment of Lease Agreement Dated
                            December 25, 1999

                         INTERCOMPANY SERVICES AGREEMENT
                                 BY AND BETWEEN
                                  ERIZON, INC.
                                       AND
                              HANOVER BRANDS, INC.

                  This AGREEMENT is effective as of the 27th day of December, 1998 (the "Effective Date") by and between erizon, Inc., a Delaware corporation which is a subsidiary of Hanover Direct, Inc. ("Hanover") with a principal place of business located at 101 Kindig Lane, Hanover, Pennsylvania ("ERIZON"), and Hanover Brands, Inc., a Delaware corporation which is a subsidiary of Hanover with a principal place of business located at 1500 Harbor Boulevard, Weehawken, New Jersey ("BRANDS").

                               W I T N E S S E T H

                  WHEREAS, ERIZON and its affiliates, including Keystone Fulfillment, Inc., are engaged in the business of direct response marketing to consumers;

                  WHEREAS, BRANDS is engaged in the business of the direct marketing of home fashions, general merchandise, men's and women's apparel and gifts (the "BRANDS Merchandise") to consumers through its Domestications, The Company Store, Kitchen & Home, Kitchens & Garden, Improvements, The Safety Zone, International Male, Silhouettes, Great Finds, Encore, Scandia, Clearance World Tweeds, Turiya, Undergear and Gump's By Mail and Gump's current and future retail catalogs and related Internet sites (the "BRANDS Portfolio") as well as its arrangements with those parties set forth in Schedule A attached hereto (the "BRANDS Agreements" and together with the BRANDS Portfolio, the "BRANDS Program");

                  WHEREAS, ERIZON was incorporated on June 15, 1999 and was, prior to such date, a division of Hanover (the "erizon Division");

                  WHEREAS, BRANDS was incorporated on July 16, 1999 as Brands Direct, Inc. and was, prior to such date, a division of Hanover (the "Brands Division");

                  WHEREAS, ERIZON and/or the erizon Division have coordinated and/or performed the services described in Schedule B attached hereto for BRANDS and/or the Brands Division, and have performed the other services specified in
Section 3 hereof, since December 27, 1998;

                  WHEREAS, BRANDS and/or the Brands Division have performed the Brands Obligations specified in Section 4 hereof since December 27, 1998;

                  WHEREAS, BRANDS proposes that ERIZON provide fulfillment and other services respecting the BRANDS Program for a certain Term (as defined herein); and

                  WHEREAS, subject to the terms and conditions herein contained, ERIZON desires to provide such services as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, ERIZON and BRANDS hereby agree as follows:

                               1.   DEFINITIONS

         1.1 Change of Control. The term "Change of Control" shall mean such point in time in which ERIZON and BRANDS no longer share a common President and/or Chief Executive Officer or other equivalent officer with similar decision making authority (the "Hanover Executive Officer").

         1.2 ERIZON Proprietary Materials. The term "ERIZON Proprietary Materials" shall mean and include all proprietary information, data and knowledge furnished or made available by ERIZON to BRANDS and copies thereof, whether in oral, written, graphic, electronic or machine-readable form, including without limitation, designs, plans, specifications, flow charts, techniques, methods, processes, procedures, formulas, discoveries, inventions, improvements, charts, diagrams, graphs, models, sketches, writings or other technical data, research or information, and all trade secrets and other proprietary ideas, concepts, know-how and methodologies.

         1.3 BRANDS Proprietary Materials. The term "BRANDS Proprietary Materials" shall mean and include all proprietary information, data and knowledge furnished or made available by BRANDS to ERIZON and copies thereof, whether in oral, written, graphic, electronic or machine-readable form, including without limitation, designs, plans, specifications, flow charts, techniques, methods, processes, procedures, formulas, discoveries, inventions, improvements, charts, diagrams, graphs, models, sketches, writings or other technical data, research or information, and all trade secrets and other proprietary ideas, concepts, know-how and methodologies.

         1.4 BRANDS Web Site. The term "BRANDS Web Site" shall mean the existing site on the World Wide Web for any of the BRANDS Portfolio as of the Effective Date.

         1.5 Modified Web Site. The term "Modified Web Site" shall mean any BRANDS Web Site modified or customized by ERIZON pursuant to the terms of this Agreement and any applicable Project Order.

         1.6 Newly Created Web Site. The term "Newly Created Web Site" shall mean any web site originally developed by ERIZON for any of the BRANDS Portfolio pursuant to the terms of this Agreement and any applicable Project Order.

         1.7 Party. The term "Party" shall mean either ERIZON or BRANDS. The term "Parties" shall mean both ERIZON and BRANDS.

         1.8 Out-of-Scope Work Order. The term "Out-of-Scope Work Order" shall have the meaning as set forth in Schedule E of this Agreement.

         1.9 erizon Group. The term "erizon Group" shall mean ERIZON and any corporation, limited liability company or partnership that is a subsidiary of ERIZON.

         1.10 Brands Group. The term "Brands Group" shall mean BRANDS and any corporation, limited liability company or partnership that is a subsidiary of BRANDS.

         1.11 Intercompany Agreements. The term "Intercompany Agreement" shall mean

                  (a) the Interborrower Agreement made as of March 24, 2000 by and between American Down & Textile Company, Brawn of California, Inc., Clearance World Outlets, LLC, The Company Office, Inc., The Company Store Factory, Inc., D.M. Advertising, Inc., Domestications, LLC, Domestications Kitchen & Garden, LLC, Encore Catalog, LLC, ERIZON, erizon.com, Inc., Gump's By Mail, Inc., Gump's Corp., BRANDS, Hanover Company Store, LLC, Hanover, Hanover Direct Pennsylvania, Inc., Hanover Direct Virginia, Inc., Hanover Home Fashions Group, LLC, Hanover Realty, Inc., Henre, Inc., Keystone Internet Services, Inc., Keystone Liquidations, Inc., Kitchen & Home, LLC, LaCrosse Fulfillment, LLC, LWI Holdings, Inc., San Diego Telemarketing, LLC, Scandia Down Corporation, Scandia Down, LLC, Silhouettes, LLC, Tweeds, LLC, The Horn & Hardart Company, Inc. and BC Corporation of Tennessee, Inc., a copy of which is annexed hereto as
                       Exhibit 1, as amended from time to time;

                  (b) the License Agreement dated as of December 25, 1999 by and between Hanover Realty, Inc., Domestications, LLC, Hanover Company Store, LLC, Hanover, Hanover Home Fashions Group, LLC, Kitchen & Home, LLC, Silhouettes, LLC and Tweeds, LLC, a copy of which is annexed hereto as
                       Exhibit 2, as amended from time to time;

                  (c) the License Agreement dated as of December 25, 1999 by and between Hanover Direct Pennsylvania, Inc., Gump's By Mail, Inc., Keystone Internet Services, Inc. and Scandia Down, LLC, a copy of which is annexed hereto as Exhibit 3, as amended from time to time;


                  (d) the Lease Agreement dated as of August 26, 1993 between The Company Office, Inc. and TCSA, Inc., as amended by that certain Amendment to and Assignment of Lease Agreement dated as of December 25, 1999 by and between The Company Office, Inc., Hanover Company Store, Inc. and Hanover Home Fashions Group, LLC, a copy of which Amendment to and Assignment of Lease Agreement is annexed hereto as Exhibit 4, and as amended from time to time; and

                  (e) any other Lease Agreement, License Agreement or other agreement which has been or shall be effective during the Term, pursuant to which a member of the Brands Group makes payments to a member of the erizon Group in respect of any real property owned or leased by a member of the erizon Group from which Services are provided including, without limitation, any such agreement relating to any real property which shall be acquired or leased by any member of the erizon Group after the date hereof.

         1.12 Other Definitions. Other terms used in this Agreement are defined in the context in which such terms are used and shall have the meanings therein indicated.

                   2.   GENERAL RELATIONSHIP OF THE PARTIES

         2.1 ERIZON Management Team. During the term of this Agreement, ERIZON will designate a management team (the "ERIZON Management Team"). The ERIZON Management Team will serve as a focal point for issue development and resolution and participate in all business process and information strategy development sessions for the relationship established by this Agreement in accordance with the following:

                  2.1.1 ERIZON will designate an individual who will have overall managerial responsibility for ERIZON's responsibilities hereunder and will serve as ERIZON's primary liaison with the BRANDS Engagement Leader (as hereinafter defined) (the "ERIZON Engagement Leader"). The ERIZON Engagement Leader for this Agreement is as set forth from time to time by Erizon.

                  2.1.2 ERIZON will designate as part of the ERIZON Management Team such other ERIZON personnel as are necessary and appropriate to support the ERIZON Engagement Leader and enable him to properly perform his duties hereunder. The ERIZON Management Team will have direct access to the officers, directors, principals and other key decision makers of ERIZON and will call upon the experience and resources of ERIZON to enable it to properly perform its duties hereunder.

         2.2 BRANDS Management Team. During the term of this Agreement, BRANDS will designate a management team (the "BRANDS Management Team"). The BRANDS Management Team will serve as a focal point for issue development and resolution and participate in all business process and information strategy development sessions for the relationship established by this Agreement in accordance with the following:

                  2.2.1 BRANDS will designate an individual who will have overall managerial responsibility for BRANDS' responsibilities hereunder and will serve as BRANDS' primary liaison with the ERIZON Engagement Leader (the "BRANDS Engagement Leader"). The BRANDS Engagement Leader for this Agreement is as set forth from time to time by Erizon.

                  2.2.2 BRANDS will designate as part of the BRANDS Management Team such other BRANDS personnel as are necessary and appropriate to support the BRANDS Engagement Leader and enable him to properly perform his duties hereunder. The BRANDS Management Team will have direct access to the officers, directors, principals and other key decision makers of BRANDS and will call upon the experience and resources of BRANDS to enable it to properly perform its duties hereunder.

         2.3 Replacement of Management Team Members. In the event either Party believes in good faith that any Management Team member lacks adequate skill or knowledge, they will so notify the other Party in writing. ERIZON and BRANDS will endeavor in good faith to resolve any issues of qualifications, which may include replacement of that Management Team member.

         2.4 Management Team Meetings. The ERIZON Management Team and the BRANDS Management Team shall meet at least weekly during the term of this Agreement (each, a "Management Team Meeting") at an agreed, regularly scheduled time, day and place (which may occur by telephone conference call, teleconferencing or the like). The BRANDS Engagement Leader shall be responsible for chairing the Management Team Meetings. Prior to each Management Team Meeting, the ERIZON Engagement Leader and the BRANDS Engagement Leader will each submit to the other a written list of discussion items for inclusion into the agenda for the meeting.

                  2.4.1 Business of the Management Committee. The purpose for the Management Team Meetings is to foster regular and systematic communication between the Parties and to timely raise or resolve all issues and concerns relating to the Services (as hereinafter defined), including, for example (i) operational issues that either Management Team may have with regard to the Services or each other, (ii) any problem areas related to the Services, and
(iii) proposed Projects (as hereinafter defined) or additional Project or Services requests. In addition to the regularly schedules Management Team Meetings, either BRANDS or ERIZON may convene a meeting at any other time upon giving not less than five (5) business days notice to the other Party.

                                3.   SERVICES

         3.1 Description of Services. Upon the terms and conditions of this Agreement, which includes all schedules attached hereto, BRANDS hereby appoints ERIZON to coordinate and/or perform the services described in Schedule B attached hereto (the "Services") for the Term. ERIZON hereby accepts such appointment and agrees to coordinate and/or perform such services as provided herein for the Term. Except as set forth in this Section 3, BRANDS agrees that ERIZON is responsible only for providing the Services, and ERIZON is not responsible for providing services or performing any tasks not specifically set forth in Schedule B hereto or not otherwise agreed to in writing by the Parties. During the Term, in addition to the Services set forth in Schedule B and upon the terms and conditions of this Agreement, ERIZON will continue to perform all services previously provided to BRANDS by the business units which were organizational predecessors to ERIZON within two (2) years of the Effective Date ("Grandfathered Services"). Other than as set forth in this Section 3.1, Grandfathered Services shall be considered part of "Services" for all purposes of this Agreement. ERIZON shall provide the Services in accordance with the related Performance Standards set forth in Schedule B hereto.

                  3.1.1 Additional BRANDS Catalogs. In the event BRANDS acquires, creates or otherwise adds catalogs ("Added Catalogs") to its business, then:

                  (a) If Prior to the Change of Control: in the event an acquisition of an Added Catalog occurs prior to the Change of Control, the parties shall determine whether such Added Catalog is included in the Services provided by

                       ERIZON hereunder and the terms and conditions governing such Added Catalog, including, without limitation, associated fees and performance standards, pursuant to Dispute Resolution as set forth in Section 11.1 hereof.

                  (b) If Subsequent to the Change Of Control: in the event an acquisition of an Added Catalog occurs subsequent to the Change of Control, the Parties shall, in good faith, negotiate during a thirty (30) day exclusive period, the terms and conditions for ERIZON to provide Services with respect to such Added Catalog, including, without limitation, associated fees and performance standards. In the event the Parties are unable to mutually agree during such thirty (30) day exclusive period, as such period may be extended by agreement of the Parties, then BRANDS shall be free to solicit third party bids for the provision of services with respect to such Added Catalog, provided, however, that if BRANDS modifies its request for Services from those requested during the exclusive period, ERIZON shall have the opportunity to rebid based upon the modified request.

         3.2 Description of Project Orders. Certain of the Services, as identified and set forth in Schedule B or any Subschedule thereunder, shall be divided into distinct projects (the "Projects", each a "Project"). All Services for Projects shall be covered by this Agreement and a Project order (a "Project Order"), which the Parties shall execute, and which shall contain the information as agreed upon from time to time by the Parties. In addition, if applicable, such Project Orders shall include any ERIZON Software to be licensed to BRANDS and/or any ERIZON Hardware to be sold to BRANDS, as applicable. If the Project Order conflicts with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. All such Project Orders shall be incorporated herein by this reference.

                  3.2.1 Project Managers. Each Party shall designate an individual who will manage the day-to-day responsibility for such Party's responsibilities under each Project (the "Project Manager"). The BRANDS Project Manager and the ERIZON Project Manager will be the first contact points for dispute resolution, pursuant to Section 11.1. In addition, except as otherwise provided in this Agreement, the BRANDS Project Manager shall, on behalf of BRANDS, accept or reject the Services performed by ERIZON for each Project pursuant to the Acceptance Procedures, set forth in Section 5.1 hereof.

                  3.2.2 Project Proposals. BRANDS may, upon notice to ERIZON, request that ERIZON prepare a proposal ("Project Proposal"), which Project Proposal shall outline in sufficient detail the tasks to be performed to accomplish a particular Project. In addition, such Project Proposal shall contain a best efforts estimate of the fees associated with such Project. BRANDS shall fully cooperate with ERIZON, during the proposal preparation, including, without limitation, by assigning a dedicated BRANDS' employee knowledgeable regarding the tasks to be performed, and shall promptly provide to ERIZON all information requested by ERIZON related thereto. BRANDS, at its sole discretion, reserves the right to accept or reject any such Project Proposal. If BRANDS agrees to a Project Proposal, the Parties shall execute a Project Order therefor.

                  3.2.3 Project Orders. Each Project Order shall specify, at a minimum, the information as agreed upon from time to time by the Parties. Individual Project Orders, in whole or in part, may be terminated for convenience by BRANDS upon thirty (30) days written notice to the other Party, which shall specify the extent to which the performance of the Services of the Project are terminated and the date upon which such termination becomes effective. In addition, BRANDS may terminate an individual Project Order, in whole or in part, for convenience, upon written notice to ERIZON, if ERIZON has not yet commenced any Services thereunder. In the event of any such termination, ERIZON shall be entitled to payment for Services rendered prior to the effective date of termination and for expenses properly reimbursable under this Agreement and for the license fees for the ERIZON Software and the fees for the ERIZON Hardware.

                  3.2.4 Bulk Hours Purchases. BRANDS shall also have the right hereunder to purchase from ERIZON a pre-defined number of Service hours, which purchase shall be made pursuant to a Project Order executed by the parties. ERIZON shall use commercially reasonable efforts to provide continuity in the assignment of ERIZON personnel to provide Services under a particular Project Order. Such ERIZON personnel shall perform Services at the direction of BRANDS. Project Orders issued pursuant to this Section 3.2.4 shall not be required to specify any particular Project therein. In addition, ERIZON will use best efforts to assign a dedicated staff of ERIZON personnel to perform Services pursuant to Project Orders ordered under this Section 3.2.4. Except for the calendar year 2000, BRANDS shall use best efforts to identify for ERIZON an estimate of BRANDS anticipated bulk hour purchases for each subsequent calendar year at least one hundred twenty (120) days prior to the commencement of each such calendar year.

         3.3 Exclusivity. The appointment in Section 3.1 of ERIZON to perform Services for BRANDS shall be exclusive and, for the duration of the Term, BRANDS agrees not to perform or have any third party perform on its behalf any services substantially similar to those Services described in this Agreement, without written agreement from ERIZON. In connection with Fulfillment Services as set forth on Subschedule B-1, for avoidance of doubt, "substantially similar services" shall mean fulfillment of goods similar in size, handling characteristics, storage and shipping requirements to those goods then currently fulfilled in connection with the Services. In addition, for any new services BRANDS wishes to be performed by a third party, the Parties shall, in good faith, negotiate during a thirty (30) day exclusive period, the terms and conditions for ERIZON to provide such new services. In the event the Parties are unable to mutually agree during such thirty (30) day exclusive period, then BRANDS shall be free to solicit third party bids for the provision of such new services, provided, however, that if BRANDS modifies its request for new services from those requested during the exclusive period, ERIZON shall have the opportunity to rebid based upon the modified request.

         3.4 No Oral Changes; Change Control Procedures. Except to the extent expressly set forth in this Agreement, no change in, or modification to, the Services, or any Project Order, or any part thereof, in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by the duly authorized representative of each Party authorized to consent to such changes as provided for in Schedule E. The Parties agree that in order to maintain efficiency and control over the Services performed hereunder, the Parties will follow the mutually agreed upon change control procedures set forth in Schedule
E. ERIZON shall inform BRANDS of any change of procedures, process or other circumstance which would reasonably be expected to have a material affect on BRANDS.

         3.5 Inventory Loss. Between January 1, 2000 and June 30, 2001, the Parties will cooperate to establish an accurate trading of inventory, including
(i) a baseline taken as a physical inventory in September 2000, and (ii) a historical measure over a twenty-four (24) month period of inventory accuracy ("24-Month Accuracy Baseline Percentage"). In September 2001, and annually thereafter during the Term, ERIZON shall conduct a year-end inventory count of the BRANDS Merchandise warehoused by ERIZON. If the year-end inventory accuracy standard is below the 24-Month Accuracy Baseline Percentage, ERIZON shall reimburse BRANDS at cost for the inventory adjustment between the percentage as measured in the year end inventory count and the 24-Month Accuracy Baseline Percentage. BRANDS will report monthly to ERIZON the BRANDS Merchandise costs and inventory value based upon the monthly cycle counts completed within ERIZON by ERIZON; provided that the amount of any such reimbursement by ERIZON shall be reduced by the amount of any insurance proceeds that BRANDS receives for such inventory shortfall. Both parties will manage and report compliance issues monthly. Any request by BRANDS for any adjustments for inventory losses prior to September 2001 shall be resolved by the Hanover Executive Officer. ERIZON shall perform a physical inventory once each year, unless and until it demonstrates to BRANDS that the inventory cycle count program and procedures are reasonably equivalent in accuracy to a physical inventory. If lost merchandise materially exceeds historic norms, based on metrics and systems changes to be mutually agreed by the parties, then BRANDS shall have the right to require corrective action by ERIZON within thirty (30) days, failing which BRANDS may request a special physical audit at ERIZON's cost.

         3.6 Professional Services and Excess Costs. ERIZON warrants and represents that each of its employees, subcontractors and agents assigned to perform any Services hereunder shall have the proper skills, training and background so as to be able to perform in a competent and professional manner, that all work will be so performed and that the Services will be delivered efficiently and cost-effectively. With respect to projects estimated to require more than 1,000 hours of development time, in the event that ERIZON has reason to believe that the hours required and the cost entailed in completing the project will exceed the estimates set forth on a Project Order quoted on a time and materials basis by more than twenty percent (20%), then ERIZON shall provide BRANDS with written notice and reasonable supporting documentation of the anticipated excess costs for such Project Order. If BRANDS disputes its obligations to pay such excess costs, BRANDS shall promptly notify ERIZON that a dispute exists; provided that BRANDS shall be obligated to pay for all work performed up to the point that BRANDS gives such notice. The Parties hereby agree that: (i) prior to the Change of Control, any dispute regarding excess costs shall be submitted for resolution by the Hanover Executive Officer and no other remedies for resolution of such dispute shall be available to the Parties, and (ii) after the Change of Control, any such dispute shall be resolved in accordance with the procedures set forth in Section 11.1.2. herein.

         3.7 Inventory Location. ERIZON may, in its sole discretion, split shipments; provided that, unless BRANDS provides prior written consent, BRANDS shall not be responsible to pay for any incremental costs associated with such split shipments. Notwithstanding the foregoing,

ERIZON will identify, and BRANDS will reasonably consent to, use of split shipments in specific instances (e.g., to expedite shipping for items too that are unwieldly to be stored with other items, and/or to ship goods contained in the Encore catalog and similar catalogs that may be created hereafter).

                           4.   BRANDS OBLIGATIONS

         4.1 BRANDS as Vendor. BRANDS will be the vendor of BRANDS Merchandise to BRANDS Portfolio customers. BRANDS will be responsible for any required sales tax registrations, filings and remittances. Pursuant to Schedule B of this Agreement, ERIZON shall bill BRANDS' customers for sales and use taxes for Pennsylvania, Virginia, California and Wisconsin and such other jurisdictions as may be requested in writing by BRANDS. BRANDS shall provide to ERIZON a schedule listing by SKU number each item within BRANDS Merchandise and stating whether such item or other amounts billed (such as delivery charges, insurance, etc.) are taxable or exempt from sales and use taxes in every jurisdiction for which BRANDS has requested ERIZON to bill sales and use taxes to BRANDS' customers and BRANDS shall provide ERIZON with all applicable tax rates necessary to calculate such sales and use taxes. Sales and use taxes shall be billed at the current rate for the date of shipment of orders to BRANDS' customers. ERIZON shall amend the schedule listing the jurisdictions, products and/or other amounts billed to BRANDS' customers for which it bills sales and use taxes within thirty (30) days of receipt of a written request for an amendment from BRANDS. ERIZON shall forward all such collected taxes to BRANDS as pursuant to Schedule B, and ERIZON shall have no obligation or responsibility for making payment of such collected taxes to any taxing authority, which payment shall be the sole responsibility of BRANDS. ERIZON shall not be held responsible for the collection of sales and use taxes that are unpaid by BRANDS' customers nor for any failure to bill the proper sales and use taxes provided ERIZON has complied with BRANDS' instructions, information and tax rates as provided in this Section.

         4.2 Other Obligations. In addition to the Parties' responsibilities set forth elsewhere in this Agreement, whether general or specific, the Parties shall be responsible for performing the following on a timely basis:

                  (a) BRANDS shall cooperate with ERIZON by, among other things, making available, as reasonably requested by ERIZON, management decisions, information (including, without limitation, activity based forecasts per requirements set forth in Schedule B), approvals and acceptances so that ERIZON may accomplish its obligations and responsibilities under this Agreement.

                  (b) Each Party shall carefully inspect and review all reports and other output provided by the other Party hereunder.

                  (c) BRANDS shall establish appropriate priorities for Projects and Services that relate to BRANDS only and communicate the same to ERIZON. BRANDS recognizes that changes in such priorities may result in reordering of its other priorities to provide the Services.

                  (d) BRANDS shall pay ERIZON per the fee schedule attached as Schedule C for, and reimburse ERIZON for all expenses incurred in connection with, all Services performed by ERIZON on BRANDS' behalf pursuant to Section 6.2 hereof;

                  (e) BRANDS shall arrange that its BRANDS Merchandise vendors comply with ERIZON's standard vendor compliance procedures set forth in Schedule D attached hereto and made a part hereof, as the same may be modified from time to time;

                  (f) ERIZON shall arrange and be responsible for payment of, and BRANDS shall reimburse ERIZON in full for, all costs of customs duties, transportation and insurance regarding BRANDS Merchandise in the possession of ERIZON or in transit to or from ERIZON's facility;

                  (g) BRANDS shall pay for all costs (like stationery and packaging and other supplies required in connection with the BRANDS Portfolio), as such items are listed in, and billed by ERIZON in accordance with, Schedule C; and

                  (h) BRANDS shall provide ERIZON on or prior to the execution and delivery of this Agreement with a duly executed original Pennsylvania, Virginia, California and Wisconsin resale certificate and sales tax exemption certificate.

         4.3 Reliance on Information. BRANDS may accept as correct, accurate and reliable, without further inquiry, all information, data, documents and other records of ERIZON, delivered, supplied or made available to BRANDS hereunder. ERIZON may accept as correct, accurate and reliable, without further inquiry, all information, data, documents and other records of BRANDS, delivered, supplied or made available to ERIZON hereunder. BRANDS shall have no responsibility or liability for any error, inadequacy or omission which results from inaccurate or incomplete information, data, documents or other records of ERIZON. ERIZON shall have no responsibility or liability for any error, inadequacy or omission which results from inaccurate or incomplete information, data, documents or other records of BRANDS.

         4.4 Effect of Failure. BRANDS agrees that to the extent its failure to meet its obligations set forth in this Article 4 adversely affects the ability of ERIZON to perform ERIZON's obligations under this Agreement, ERIZON shall be relieved of such obligations, and such failure may give rise to additional fees payable to ERIZON should ERIZON continue to perform under this Agreement, if such continuation of performance is requested by BRANDS.

                          5.   ACCEPTANCE PROCEDURES

         5.1 Acceptance Procedures for Modified Web Sites, New Developed Web Sites and Other Deliverables. Acceptance of Modified Web Sites, New Developed Web Sites and other Work Product or deliverables shall be subject to the procedures as agreed to from time to time by the Parties.

                           6.   PAYMENT OBLIGATIONS

         6.1 Fees. Fees for the Services are to be billed to and paid by BRANDS in accordance with the fee schedule set forth in Schedule C attached hereto and made a part hereof, provided, that for Services that are provided in conjunction with Projects, for each Project Order, BRANDS shall pay to ERIZON the fees or time and materials charges set forth in the applicable Project Order pursuant to a payment schedule set forth therein.

                  6.1.1 Gainsharing on Project Fees. ERIZON shall aggregate all payments received during each calendar quarter from BRANDS in connection with Projects as set forth on Schedule B-2 hereto. In the event that such payments exceed ERIZON's direct labor and benefits costs in United States dollars by more than two hundred thirty-three percent (233%), then ERIZON shall provide a credit to BRANDS in an amount equal to fifty percent (50%) of the excess above three hundred thirty-three percent (333%) of ERIZON's direct labor and benefits costs. For purposes of illustration only, if ERIZON's costs were ten dollars ($10.00) and BRANDS' payments to ERIZON were fifty dollars ($50.00), ERIZON would refund to BRANDS fifty percent (50%) of approximately seventeen dollars ($17.00) (i.e., $50.00 minus $33.00) or eight dollars and fifty cents ($8.50).

                  6.1.2 Price Increases. For each year starting with calendar year 2001, ERIZON may increase the prices it charges BRANDS: (i) if the "ERIZON Rate", as defined below, is less than or equal to the percentage increase during the prior calendar year in the Consumer Price Index for all Urban Consumers, published by the Bureau of Labor Statistics ("CPI"), by the ERIZON Rate; or (ii) if the ERIZON Rate is greater than the CPI, by the percentage that is equal to the average of the ERIZON Rate and the CPI. The ERIZON Rate is the percentage increase in ERIZON's wage-related expenses. For any given year, this calculation will be made during the budget process in the fall of the prior year using the forecasted CPI and the budgeted ERIZON Rate for the given year, subject to a reconciliation at the end of the given year using the actual CPI and ERIZON rate for that year. By way of illustration, if, during the budget process in the fall of 2001, the CPI during calendar year 2002 is forecasted to increase by 3.5%, and the ERIZON Rate for calendar year 2002 is budgeted to be 5.5%, ERIZON may increase its prices to BRANDS as of January 1, 2002 by 4.5%. If, at the of 2002, the actual CPI increase for 2002 is 4.5% and the actual ERIZON Rate is 6.5%, this would have entitled ERIZON to a 5.5% increase, and ERIZON would invoice BRANDS in an amount equal to 1% (i.e., 5.5% - 4.5%) multiplied by the actual fees billed for services performed in 2002.

         6.2 Out-of-Pocket Expenses. BRANDS will pay, or reimburse ERIZON for all out-of-pocket expenses (which may include, without limitation, telephone, duplicating, software, hardware, travel and travel-related expenses) incurred by ERIZON in connection with the performance of Services under this Agreement which are not otherwise included in the fees for Services, and which were pre-approved, in writing, by BRANDS. For expenses which are reoccurring in nature, only an initial pre-approval by BRANDS for such reoccurring expenses is necessary.

         6.3 Taxes; Duties; Tariffs. BRANDS will pay or reimburse ERIZON for, and indemnify, defend and hold harmless ERIZON against, all sales, use, value-added, services, consumption, transfer, privilege, excise, withholding or other taxes and all duties and tariffs, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions contemplated hereby; excluding, however, income taxes on profits which may be levied against ERIZON.

         6.4      Time of Payment. As provided in Schedule C, and within thirty
(30) days following conclusion of the Term, ERIZON will provide to BRANDS a detailed statement and invoice respecting services provided by ERIZON and amounts due to ERIZON. Such statements and invoices shall be accompanied by detailed back-up documentation to support all invoiced amounts. Invoiced amounts shall be payable within ten (10) days from the invoice date. Unless due to the fault of ERIZON, amounts not paid when due shall be subject to a late-payment fee of one and a half percent (1.5%) per month or, if such rate exceeds the highest rate permitted by applicable law, the highest rate so permitted; provided that such late payment fees shall be charged only after the Change of Control. If any line item of a ERIZON invoice is disputed by BRANDS, it will be BRANDS' responsibility to notify ERIZON of the dispute and provide details thereof in writing within thirty (30) days of the due date of such invoice or within thirty (30) days of receipt of such invoice, whichever period is greater, or BRANDS shall waive its right to dispute any line item of such invoice. Unless due to the fault of ERIZON, should BRANDS fail to pay in full when due any invoice rendered by ERIZON, except for amounts regarding disputed items as to which ERIZON has received notification as required in this Section 6.4, ERIZON may notify BRANDS of such failure and, if such failure is not remedied within seven (7) days after the giving of such notice, ERIZON may, without incurring any liability, suspend some or all services being provided to BRANDS (including, without limitation, suspension of the release of customer orders to BRANDS and/or BRANDS' third-party credit screening provider) until BRANDS cures such default. Such remedy shall be cumulative and not exclusive of any other remedies provided by law. If BRANDS fails to pay, when due, any amount payable hereunder or fails to fully perform its obligations hereunder, BRANDS agrees to pay, in addition to any amount past due, plus interest accrued thereon, all reasonable expenses incurred by ERIZON in enforcing this Agreement, including, but not limited to, all expenses of any legal proceeding related thereto and all reasonable attorneys' fees incurred in connection therewith. No failure by ERIZON to request any such payment or to demand any such performance shall be deemed a waiver by ERIZON of BRANDS' obligations hereunder or a waiver of ERIZON's right to terminate this Agreement.

         6.5 Intercompany Agreements. All amounts otherwise due and payable by BRANDS to ERIZON under this Agreement shall be reduced by the amounts paid by BRANDS or any other member of the Brands Group to any member of the erizon Group under any Intercompany Agreement (any such payment, a "Brands Payment"). BRANDS shall, from time to time at the written request of ERIZON, provide to ERIZON a detailed statement showing all Brands Payments and the dates and amounts thereof. Within thirty (30) days following the conclusion of the Term, BRANDS will provide to ERIZON a detailed summary showing all Brands Payments made during the Term, and the dates and amounts thereof.

                     7.   PROPRIETARY AND RELATED RIGHTS

         7.1 Grant of License to, Ownership of, BRANDS Web Sites, Modified Web Sites and Newly Created Web Sites. BRANDS represents and ERIZON acknowledges BRANDS' claim that the BRANDS Web Sites, are the sole and exclusive properties of BRANDS, including, but not limited to, all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto. All right, title and interest in and to the BRANDS Web Sites, Modified Web Site and Newly Created Websites shall be owned by BRANDS, provided that all proprietary rights to ERIZON Proprietary Materials contained therein and any code developed for the Modified Web Sites and Newly Created Web Sites (except to the extent any BRANDS Proprietary Materials are contained therein) shall be the sole property of ERIZON, and shall be licensed to BRANDS pursuant to Section 7.3 herein.

         7.2 Ownership of Other Deliverables. All proprietary rights in and to all other deliverables under this Agreement not included under Section 7.1, shall be owned by BRANDS, provided that all proprietary rights to ERIZON Proprietary Materials contained therein and any code developed for such deliverables (except to the extent any BRANDS Proprietary Materials are contained therein) shall be the sole property of ERIZON, and shall be licensed to BRANDS pursuant to Section 7.3 herein.

         7.3 ERIZON Proprietary Materials. BRANDS acknowledges that ERIZON may use pre-existing ERIZON Proprietary Materials (such as software) in the performance of the Services, including but not limited to, the Modified Web Sites, the Newly Created Web Sites and the other deliverables to be delivered to BRANDS by ERIZON as part of the Services or pursuant to any Project Order or Out-of-Scope Work Order (hereinafter collectively referred to herein as "Work Product") and that the Work Product may contain ERIZON Proprietary Materials or information incorporating, based upon, or derived from ERIZON Proprietary Materials, including reports, notes, whether in oral, written, graphic, electronic or machine-readable form. ERIZON shall retain all right, title and interest in and to the ERIZON Proprietary Materials, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Except as set forth in this Section 7.3 hereof, BRANDS shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in ERIZON Proprietary Materials, which shall be the sole and exclusive property of ERIZON. No identifying marks, copyright or proprietary right notices may be deleted from any copy of ERIZON Proprietary Materials provided to BRANDS.

                  To the extent that ERIZON Proprietary Materials are incorporated in the web site modifications and development pursuant to Section 7.1and other deliverables pursuant to Section 7.2, ERIZON shall grant to BRANDS, upon payment of the appropriate fees, a non-exclusive, non-transferable license to use such ERIZON Proprietary Materials internally only as incorporated in, and solely in conjunction with the use of such applicable web sites under Section 7.1or other deliverables under Section 7.2.

         7.4 BRANDS Proprietary Materials. BRANDS shall retain all right, title and interest in and to the BRANDS Proprietary Materials, including all copies thereof and all rights to patents, copyrights, trademarks, trade secret and other intellectual property rights inherent therein and appurtenant thereto. ERIZON shall not, by virtue of this Agreement or otherwise, acquire any property rights whatsoever in BRANDS Proprietary Materials, which shall be the sole and exclusive property of BRANDS. No identifying marks, copyrights or proprietary right notices may be deleted from any copy of BRANDS Proprietary Materials provided to ERIZON.

         7.5 WebCat System. Title and ownership of the ERIZON hardware and software utilized by ERIZON in the performance of the Services hereunder (the "System") shall remain at all times with ERIZON.

         7.6 Know-How. Both Parties explicitly acknowledge and agree, that notwithstanding anything contained herein to the contrary, that each Party shall retain the right to use its general knowledge, experience and know-how learned in the course of performance of Services hereunder, to perform services and/or develop software and materials for other clients, irrespective of the similarity, if any, to the Services performed hereunder.

         7.7 Confidentiality. The Parties acknowledge that in the course of performing their responsibilities under this Agreement, they each may be exposed to or acquire information that is proprietary to or confidential to the other Party. The Parties agree to hold such information in strictest confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the disclosing Party, other than for the performance of obligations hereunder or as otherwise agreed to herein, and to advise each of their employees, agents and representatives of their obligations to keep such information confidential. All such confidential and proprietary information described herein, including, but not limited to, business plans and data relating to each Party, ERIZON Proprietary Materials, BRANDS customer names, addresses and other related data and pricing, fulfillment and other operational information, received by each as a result of the Services contemplated hereby, in whatever form are hereinafter collectively referred to as "Confidential Information." The Parties shall use reasonable efforts to assist each other in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limitation of the foregoing, the Parties shall use reasonable efforts to advise each other immediately in the event that either learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement, and will reasonably cooperate in seeking injunctive relief against any such person.

         7.8 Non-Confidential Information. Notwithstanding the obligations set forth in Section 7.8, the confidentiality obligations of the Parties shall not extend to information that: (i) is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than the receiving Party; (ii) was known to the receiving Party as of the time of its disclosure without obligation of nondisclosure; (iii) is independently developed by the receiving Party; (iv) is subsequently learned from a third party not under a confidentiality obligation to the disclosing Party; or, (v) is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, whereupon the receiving Party shall provide prompt written notice to the disclosing Party prior to such disclosure, so that the disclosing Party may seek a protective order or other appropriate remedy. In the event that a protective order appropriate or other remedy is not obtained, the receiving Party agrees to disclose only that portion of the Confidential Information which is required.

                               8.   INDEMNITIES

         8.1      ERIZON Indemnities.

                  8.1.1 ERIZON shall indemnify, defend and hold harmless BRANDS, its officers, directors, shareholders, affiliates, agents, employees, consultants, other representatives, successors and assigns from and against any and all actions, losses, liabilities, costs, damages, claims, demands, judgments and expenses of any kind (including, without limitation, attorneys' and experts' fees, costs and expenses) (collectively, "Claims") arising out of or incident to this Agreement brought against BRANDS by or on account of any supplier, subcontractor, employee or agent of ERIZON or an ERIZON affiliate (other than BRANDS and its subsidiaries), associate, agent, broker, vendor or representative. Subject to the provisions of Section 13.16 (injunctive remedies for breach of the confidentiality) and Section 13.2 (no-hire of other Party's employees) hereof, monetary damages shall be BRANDS' exclusive remedy against ERIZON or any of its affiliates, officers, directors, shareholders, agents, employees, consultants, other representatives, successors and assigns.

                  8.1.2 ERIZON agrees to indemnify, defend and hold harmless BRANDS from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, arising out of any claim that the ERIZON Services or the Work Product infringes any United States patent, copyright, trademark, trade name, service mark, trademark or service mark registration or expropriates any idea, trade secret, or other proprietary or intellectual property right, including, without limitation, rights of privacy or publicity. Following notice of a claim or of a threatened or actual suit pursuant to Section 8.3 below, ERIZON shall, upon written notice to BRANDS and at ERIZON's expense, either: (i) procure for BRANDS the right to continue using such ERIZON Services or the Work Product or (ii) replace or modify same so that it becomes non-infringing. The foregoing states the entire liability of ERIZON with respect to any infringement or claimed infringement by the ERIZON Services and the Work Product. Notwithstanding the foregoing, ERIZON shall not be obligated to defend, indemnify or hold BRANDS harmless from and against any claim, suit proceeding or allegation (i) asserted by a parent, subsidiary, affiliate or entity controlling, controlled by or under common control with BRANDS, (ii) resulting from BRANDS' additions to, changes in, or modifications of the ERIZON Services and the Work Product, (iii) resulting from BRANDS' use of the ERIZON Services and the Work Product in combination with non-ERIZON owned software or hardware, or (iv) resulting from third party software or third party hardware.

                  8.1.3 ERIZON agrees to indemnify, defend and hold harmless BRANDS from any and all Claims arising out of (i) the death or bodily injury of any employee, agent, subcontractor, business invitee or business visitor of BRANDS to the extent caused or contributed to by ERIZON, its employees, agents or subcontractors, or (ii) the damage, loss or destruction of any real or personal property owned or leased by BRANDS to the extent caused or contributed to by ERIZON, its employees, agents or subcontractors.

                          8.2   BRANDS Indemnities.

                  8.2.1 Except to the extent any Claims are included in ERIZON's obligations pursuant to Section 8.1.1 herein, BRANDS shall indemnify, defend and hold harmless ERIZON, its officers, directors, shareholders, affiliates, agents, employees, consultants, other representatives, successors and assigns from and against any and all Claims, brought against it by or on account of any third party arising out of or incident to this Agreement, including, without limitation, Claims (a) brought by or on behalf of third parties (including, without limitation, vendors and purchasers of BRANDS Merchandise, freight and other service providers, and governmental authorities); or (b) arising out of the sale, distribution, possession or use of BRANDS Merchandise; or (c) relating to infringement of any patents, copyrights, trademarks, trade names, service marks, trademark or service mark registrations or expropriation of ideas, trade secrets, or other proprietary or intellectual property rights, including, without limitation, rights of privacy or publicity; or (d) arising out of or incident to any breach of this Agreement or any violation of law (including, without limitation, export and customs laws, rules, regulations and orders) by BRANDS or a BRANDS affiliate (other than ERIZON and its subsidiaries), associate, agent, broker, vendor or representative; or (e) respecting sales or use taxes arising in connection with this Agreement, including, without limitation, any such tax which is or may become due in respect to customers' purchases of BRANDS Merchandise, the provision of services hereunder by ERIZON, or federal, state or local income or other taxes levied on BRANDS.

                  8.2.2 BRANDS agrees to indemnify, defend and hold harmless ERIZON from any and all Claims arising out of any claims of infringement of any United States patent, copyright, trademark which is alleged to have occurred because of any third party software, third party hardware, or any materials and information which has been provided to ERIZON by BRANDS hereunder.

                  8.2.3 BRANDS agrees to indemnify, defend and hold harmless ERIZON from any and all Claims arising out of (i) the death or bodily injury of any employee, agent, subcontractor, business invitee or business visitor of ERIZON to the extent caused or contributed to by BRANDS, its employees, agents or subcontractors, or (ii) the damage, loss or destruction of any real or personal property owned or leased by ERIZON to the extent caused or contributed to by BRANDS, its employees, agents or subcontractors.

                  8.2.4 BRANDS agrees to indemnify, defend and hold harmless ERIZON from any and all Claims arising out of ERIZON's acting upon BRANDS' explicit written instructions regarding BRANDS' rules, procedures and policies.

         8.3 Indemnification Procedures. The indemnities set forth in Sections 8.1 and 8.2 and elsewhere in this Agreement will not apply unless the Party claiming indemnification (the "Indemnitee") (i) promptly notifies the other (the "Indemnitor") of any matters in respect of which the indemnity may apply and of which the Indemnitee has knowledge and (ii) gives the Indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof; provided, however, that the Indemnitee's failure to provide such reasonably prompt notice will relieve the Indemnitor of its indemnity obligations hereunder only to the extent that the rights of the Indemnitor are prejudiced by such failure. The Indemnitee may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice. The Indemnitee shall fully cooperate with the Indemnitor at the Indemnitor's request in defending any claim. The Indemnitor shall, upon payment of an indemnity in full under this Agreement, be subrogated to all rights of the Indemnitee with respect to the claims to which such indemnification relates. Without the prior written consent of the Indemnitee, the Indemnitor shall not enter into any settlement or compromise of a claim involving: (i) any action on the part of the Indemnitee, (ii) any equitable relief affecting the Indemnitee, or (iii) any payment of money by the Indemnitee. In addition to the foregoing, each Party will have a right of contribution against the other Party with respect to any claim by a third party to the extent that the Party against which such right of contribution is asserted contributed to the events, acts or omissions that gave rise to such third party claim. The Indemnitor shall not have a right of contribution against the Indemnitee for any claim settled or compromised by the Indemnitor unless the Indemnitor obtained the prior written consent of the Indemnitee to such settlement or compromise. The indemnities set forth in Sections 8.1 and 8.2 hereof shall not obligate the Indemnitor to hold harmless the Indemnitee from any damage, liability, cost or expense to the extent based upon the Indemnitee's intentional misconduct, wrongful misconduct, gross negligence or negligence.

                  The indemnities set forth in Sections 8.1 and 8.2 shall extend to the Indemnitee's partners, principals, directors, officers, employees, agents and affiliates.

                               9.   WARRANTIES

         9.1      ERIZON Warranties.

                  9.1.1 ERIZON represents and warrants that all Services shall be performed in accordance with the specifications and description of such Services as set forth in this Agreement.

         9.2      BRANDS Warranties.

                  9.2.1 BRANDS represents, warrants and agrees that to the extent its failure to meet its obligations set forth in this Agreement affects the ability of ERIZON to perform ERIZON's obligations under this Agreement, including, but not limited to, the Services, ERIZON shall be relieved of such obligations.

                  9.2.2 BRANDS represents and warrants to ERIZON that: BRANDS is the absolute owner or duly authorized licensee of all its patents, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets and other intellectual property used in its business and/or to be used in the BRANDS Portfolio, or has, to its knowledge, and will use its best efforts to continue to have during the Term of this Agreement, all necessary authority of the corporations, partnerships and individuals whose products and services will be offered for sale in the BRANDS Portfolio to use their patents, trademarks, service marks, trade names, trademark and service mark registrations, copyrights, trade secrets and other intellectual property for all purposes of conducting the BRANDS Portfolio. BRANDS' business as conducted or as currently proposed to be conducted does not and will not, to BRANDS' knowledge after due inquiry, cause BRANDS to infringe or violate any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary or intellectual property rights (including, without limitation, rights of privacy and publicity) of any other person or entity.

                  9.2.3 BRANDS, as the vendor of BRANDS Merchandise to BRANDS Portfolio customers, shall provide to ERIZON and to BRANDS Portfolio customers the benefit of any and all manufacturers' warranties respecting BRANDS Merchandise on a pass-through basis.

         9.3 Mutual Warranties. Each Party represents and warrants to the other: that it has full power and authority to enter into this Agreement and to undertake its obligations pursuant hereto; that this Agreement constitutes a valid and binding agreement of such Party, enforceable in accordance with its terms (except as enforceability may be limited by creditors' rights laws and equitable remedies); that the execution, delivery and performance of this Agreement do not and will not conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of such Party, or give rise to any default under any material contractual obligation of such Party or violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, statute, decree, determination or award having applicability to such Party or any of its affiliates or its or their properties; and that it is duly qualified or licensed in all jurisdictions wherein the nature of the business conducted by it or the character or location of its properties makes such qualification or licensing necessary, except where the failure so to be qualified or licensed would not, if left unremedied, impair the other Party's ability to perform its respective obligations under this Agreement.

         9.4 Compliance with Laws. In performing its obligations under this Agreement, each Party represents, warrants and covenants to the other Party that it shall comply with all applicable federal, state and local laws, rules, regulations and orders. In particular (but not in limitation of the foregoing), BRANDS represents, warrants and covenants that BRANDS Merchandise has been tested (or prior to delivery to ERIZON's facility will be tested) for compliance with, and shall comply with, all federal, state and local product safety laws, rules, regulations and orders at any time and from time to time applicable to such BRANDS Merchandise.

         9.5 Disclaimer of Warranty. THE WARRANTIES SET FORTH IN SECTIONS 9.1-9.4 ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE HEREUNDER. BOTH PARTIES EXPRESSLY DISCLAIM, AND BRANDS HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ERIZON'S LIMITED WARRANTIES SET FORTH IN
SECTION 9.1 ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF ERIZON FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE SERVICES OR THE WORK PRODUCT.

                        10.   LIMITATION OF LIABILITY

         10.1 Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF

SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF ERIZON TO BRANDS IN THE AGGREGATE FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THIRTY MILLION DOLLARS ($30,000,000.00). IN ANY EVENT, THE LIABILITY OF BRANDS TO ERIZON IN THE AGGREGATE FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THIRTY MILLION DOLLARS ($30,000,000.00). THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, AND OTHER TORTS. NOTWITHSTANDING THE ABOVE, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 10.1 SHALL NOT APPLY TO THE PARTIES' INDEMNIFICATION OBLIGATIONS OR DAMAGES DUE TO THE PARTIES' GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES, EXCLUSIONS AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND/OR OTHER APPLICABLE LAWS. THE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL AND DAMAGES AND THE LIMITATIONS OF LIABILITY SET FORTH HEREIN.

                           11.   DISPUTE RESOLUTION

         11.1 Dispute Resolution. In the event of any dispute with regard to the interpretation of this Agreement or the respective rights and obligations of the Parties, and as a condition precedent to any legal action being commenced by either Party, the ERIZON Project Manager and BRANDS Project Manager, if involving a Project, or the ERIZON Engagement Leader and the BRANDS Engagement Leader, if involving other Services hereunder, shall, in good faith, attempt to resolve the Parties' differences. If after three (3) days they are unable to resolve the Parties' differences, the dispute shall be elevated to the president or other equivalent officer with similar decisionmaking authority ("President") of ERIZON and the President of BRANDS who shall meet in person and, in good faith, attempt to resolve the dispute. If after three (3) days the respective Presidents of the Parties are unable to resolve their differences, then:

                  11.1.1 If Prior to Change of Control: the Presidents shall meet with Hanover Executive Officer to attempt to resolve their differences. If the dispute is then not resolved within five (5) days, either Party may pursue any remedies then available to it, provided that the Parties hereby waive any right to seek injunctive relief prior to the Change of Control and, in lieu thereof, agree to seek a final determination from the Hanover Executive Officer.

                  11.1.2 If Subsequent to the Change Of Control: the Parties shall resolve such disputes by arbitration, in accordance with the rules of the American Arbitration Association (the "Rules"), in the State of New York, New York. In the event of a conflict between the provisions hereof and the Rules, the provisions hereof shall control. The arbitration shall be heard and decided by a panel consisting of three arbitrators, who shall be knowledgeable and have expertise in areas relating to the issue surrounding the dispute. Each of the Parties shall designate an arbitrator within twenty (20) days of receipt of a notice of dispute. The two designated arbitrators shall select a third neutral arbitrator who shall be a lawyer, judge or former judge with substantial experience in disputes arising in this area. At least one member of the panel shall be an attorney experienced in the procedures of arbitration. The arbitration panel is authorized to render awards of monetary damages and relief (direction to take or refrain from taking action), or both, subject to the provisions and limitations of this Agreement. The arbitration panel may, at its discretion, order one Party to reimburse the other Party for all or any part of
(i) the expenses of the arbitration paid by the other Party, or (ii) the attorneys' fees and other expenses reasonably incurred by the other Party in connection with the arbitration. Moreover, the arbitration panel may impose monetary sanctions for conduct contrary to the express direction of the panel. Unless the arbitral award provides otherwise, all costs associated with the arbitration shall be shared equally by the Parties. No discovery will be permitted in connection with the arbitration unless it is expressly authorized by the arbitration panel upon a showing of substantial need by the Party seeking discovery. The arbitral award shall be in writing setting forth the legal and factual basis for the award and shall be final and binding upon the Parties. Before making any such disclosure, a Party shall give written notice to the other Party and shall afford such Party a reasonable opportunity to protect their interests. The arbitrator may enter a default decision against any Party which fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. However, nothing in this Section 11 shall limit either Party's right to seek injunctive relief after the Change of Control from a court of competent jurisdiction if, in its judgment, such action is required to avoid irreparable damage or to preserve the status quo in the event of the breach or threatened breach of any of the provisions herein.

                          12.   TERM AND TERMINATION

         12.1 Term. This Agreement shall commence on December 27, 1998 and remain in effect through December 28, 2002 (the "Initial Term"), unless earlier terminated or extended as provided for herein. The Initial Term and Renewal Term shall collectively be referred to herein as the "Term".

         12.2 Renewal and Expiration. Should the Parties wish to renew this Agreement, the Parties shall commence negotiations of the proposed prices, terms and conditions to govern such renewal twelve (12) months prior to the expiration of the then current Initial Term or Renewal Term (defined herein). In the event the Parties reach agreement on prices, terms and conditions governing such renewal ("Renewal Understanding"), then this Agreement shall continue pursuant to such Renewal Understanding, and this Agreement shall be amended accordingly (a "Renewal Term"). In the event, however, the Parties fail to reach agreement on prices, terms and conditions governing such renewal within six (6) months prior to the expiration of the then current Initial Term or Renewal Term, then either Party shall have the right, upon notice to the other Party, to terminate this Agreement upon the expiration of the then current Initial Term or Renewal Term.

         12.3     Termination.

                  12.3.1 Termination for Cause. In the event that either Party hereto materially defaults in the performance of any of its duties or obligations hereunder (except for a default in payments to ERIZON) and does not substantially cure such default within thirty (30) days after being given written notice specifying the default, or, with respect to those defaults which cannot reasonably be cured within thirty (30) days, if the defaulting Party fails to proceed promptly after being given such notice to commence curing the default and thereafter to proceed to cure the same, then the Party not in default, by giving written notice thereof to the defaulting Party, may:

                  (a) If Prior to Change of Control: either (i) initiate a fifteen (15) day informal dispute resolution process pursuant to Section 11.1 or (ii) terminate this Agreement as of a date specified in such notice of termination, provided, however, that the Party not in default may not elect option (ii) herein unless the Board of Directors of Hanover Direct, Inc. first approves such termination.

                  (b) If Subsequent to Change of Control: either (i) initiate a fifteen (15) day informal dispute resolution process pursuant to Section 11.1 or (ii) terminate this Agreement as of a date specified in such notice of termination.

                  12.3.2 Termination for Nonpayment. Unless due to the fault of ERIZON, in the event that BRANDS defaults in the payment when due of any amount due to ERIZON hereunder and does not cure such default within sixty (60) days of the date of the invoice, then ERIZON, by giving written notice thereof to BRANDS, may:

                  (a) If Prior to Change of Control: terminate this Agreement as of a date specified in such notice of termination, provided, however that the Board of Directors of Hanover Direct, Inc. must first approve such termination.

                  (b) If Subsequent to Change of Control: terminate this Agreement as of a date specified in such notice of termination.

                  12.3.3 Termination for Insolvency. In the event that either Party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other Party hereto may, by giving written notice thereof to such Party, terminate this Agreement as of a date specified in such notice of termination.

                  12.3.4 Termination Pursuant to Section 12.2. Either Party may terminate this Agreement pursuant to the terms set forth in Section 12.2 hereof.

                  12.3.5 Termination For Performance Standards Failure. In the event that ERIZON fails to meet a particular Performance Standard set forth in Schedule B, three (3) or more instances in a calendar quarter or five (5) or more instances in a calendar year (the total of three or five instances, as the case may be, to be deemed a "Termination Triggering Event"), then BRANDS may, by giving written notice thereof to ERIZON, terminate that portion of the Services applicable to the failed Performance Standard as of the date specified in such notice of termination, provided that BRANDS shall have the right to elect to terminate such portion of Services only if BRANDS provides written notice to ERIZON at least thirty (30) days prior to the occurrence of the third instance in a calendar quarter or fifth instance in a calendar year, as the case may be, that BRANDS intends to exercise its termination right pursuant to this Section 12.3.5 should another performance failure instance occur within the time frame required to trigger such right.

                  12.3.6   Termination Assistance.

                  (a) Commencing on any termination of this Agreement for any reason (the "Termination Assistance Commencement Date") and for the Extended Period (as hereinafter defined) thereafter, ERIZON will fully cooperate with BRANDS by providing to BRANDS such termination assistance as may be reasonably requested by BRANDS, including without limitation the following:

                       (i) ERIZON will continue to perform, for the period commencing on the Termination Assistance Commencement Date and continuing for a period of up to twelve (12) months (the "Extended Period"), any or all of the Services so terminated then being performed by ERIZON.

                       (ii) Promptly following the Termination Assistance Commencement Date, ERIZON and BRANDS will develop and implement a plan for the transition of the Services from ERIZON to BRANDS or third party(ies) designees of BRANDS, which plan will include the remaining portion of the Extended Period and include the reduction of charges to BRANDS as and to the extent that the resources used by ERIZON in performing Services hereunder and the Performance Standard levels being provided to BRANDS hereunder are reduced as a result of such transition.

                       (iii) ERIZON will provide, pursuant to a mutually satisfactory schedule, sufficient training, documentation and consultation to enable BRANDS personnel or its third party designees to continue in the performance of the services then being performed by BRANDS.

                  (b) The fees for Services performed by ERIZON during such termination assistance period shall be as follows:

                       (i) in the event BRANDS has terminated this Agreement, the Fees for Services performed by ERIZON during such termination assistance period shall be the Fees set forth in Schedule C, except, however ERIZON shall have the right to increase such Fees for each twelve (12) month period during such transition assistance period by fifty percent (50%) of the cumulative increase in the Consumer Price Index for All Items, U.S. City

                       Average, All Urban Consumers (base year 1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics over the twelve (12) month period prior to the increase taking effect. ERIZON shall provide sixty (60) days notice prior to any Fee increase taking effect, and ERIZON may not increase such Fees more than once in any such twelve (12) month period; or

                       (ii) in the event ERIZON has terminated this Agreement, the Fees for Services performed by ERIZON during such termination assistance period shall be the then current commercial rates charged by ERIZON for the performance of such Services; or

                       (iii) in the event the Initial Term or any Renewal Term naturally expires, the Fees for Services performed by ERIZON during such termination assistance period shall be at market rates.

                  12.3.7 Rights upon Termination. Upon termination of this Agreement by BRANDS, ERIZON shall promptly return to BRANDS all copies of any data, materials or information previously provided to ERIZON hereunder by BRANDS. Subject to Article 7 hereof, ERIZON shall also furnish to BRANDS all Work Product in progress or portions thereof, including all incomplete Work Product, for which BRANDS has previously paid all amounts associated therewith to ERIZON. Notwithstanding the above, ERIZON shall be permitted to retain a complete set of its working papers, even if such working papers contain any data, materials or information provided by BRANDS hereunder. Notwithstanding the foregoing, upon termination of this Agreement, if BRANDS has failed to pay any undisputed amounts due hereunder, ERIZON may retain any remaining BRANDS Merchandise, up to the amount of any undisputed amounts owed to it, until payment by BRANDS of all such amounts. Such remedy shall be cumulative and in addition to any other remedies ERIZON may have in law or equity. ERIZON shall incur no liability or obligation to BRANDS as a result of any such retention of BRANDS Merchandise.

                  12.3.8 Rights to Information Technology Services upon Termination. Upon termination of the Agreement by BRANDS for cause, or termination by ERIZON other than for cause, or upon failure of the parties to agree to renewal of the Agreement, BRANDS shall have the option to continue receiving the Information Technology Services set forth in Subschedule B-2, subject to the Terms and Conditions hereof ,for a non-renewable period of up to five (5) years as set forth in a written notice to ERIZON, terminable by BRANDS on sixty (60) days notice, and subject to ERIZON's then-current list rates as those rates are amended from time to time, provided that at time of termination, and annually thereafter, ERIZON will review pricing and will charge BRANDS prices that are no higher than those paid by any third party with equal or smaller processing volume.

                  12.3.9 Catastrophic Breach. During the period when the Pegasus Platform, identified in Schedule B, is being utilized to provide the Services, upon the occurrence of a Catastrophic Breach, as such term is defined in this Section 12.3.9, BRANDS may demand, upon thirty (30) business days prior written notice, that ERIZON contract, at no additional cost to BRANDS, with an outside vendor to use the Pegasus Platform to provide the Services, including without limitation the processing of orders. The selection of and the terms of any agreement with such outside vendor shall be within ERIZON's sole discretion. For purposes of this Agreement, a "Catastrophic Breach" shall be deemed to have occurred if an arbitrator selected according to the procedures set forth in
Section 11.1.1 herein determines that a Termination Triggering Event, as such term is defined in Section 12.3.5 herein, has caused aggregate damages to BRANDS that are greater than or equal to twenty percent (20%) of BRANDS profits for the applicable calendar quarter or year or five million dollars ($5,000,000), whichever is greater. Upon determination by an arbitrator that such a Catastrophic Breach has occurred, ERIZON shall use commercially reasonable speed to obtain the services of such outside vendor to continue performing the Services herein.

                           13.   GENERAL PROVISION

         13.1 Cooperation. The Parties acknowledge and agree that successful completion of the Services shall require the full and mutual good faith cooperation of each Party.

         13.2 Hiring of Employees. Each Party agrees that, during and for a period of two (2) years after the Term, or, if this Agreement is earlier terminated, then for the period when the Agreement is in effect and thereafter for a period of two (2) years from the date of the Agreement's termination, neither it nor any of its affiliates or associates, directly or indirectly, will solicit or negotiate with a view toward hiring or hire any of the current officers, employees, consultants or other representatives of the other (as officer, employee, consultant or otherwise) without obtaining the prior written consent of the other Party.

         13.3 Independent Contractor. Nothing contained in this Agreement shall be construed to give either Party the power to direct or control the day-to-day activities of the other. The Parties are, and in all respects of their relationship to one another and their respective performances hereunder shall be, independent contractors, and neither this Agreement nor anything herein contained shall be deemed or construed to constitute the Parties as partners, joint venturers, principal and agent, co-owners or otherwise as participants in a joint or common undertaking. Without limitation of the foregoing, any and all ERIZON personnel, in performance of this Agreement, are acting as independent contractors and not employees or agents of BRANDS. ERIZON shall be solely responsible for the payment of compensation of ERIZON personnel assigned to perform services hereunder and such personnel are not entitled to the provisions of any BRANDS employee benefits. BRANDS shall not be responsible for payment of worker's compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for all ERIZON personnel, but such responsibility shall be that of ERIZON.

         13.4 Amendments. No modification, amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, change, waiver, or discharge is sought to be enforced.

         13.5 Force Majeure. Neither Party shall be liable to the other for any delay or failure to perform any of the services or obligations set forth in this Agreement because of circumstances constituting a force majeure (a "Force Majeure Event"), including, without limitation, acts of God, accident, fire, flood, explosion, the elements, strikes, embargo, sabotage, acts of war or of civil or military authorities, civil disturbances, transportation stoppages, acts or omissions of carriers, inability to secure fuel, failures of electrical supply or communications services, acts of computer hackers, or other causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of such delay. Without limiting the foregoing, ERIZON's time of performance shall be enlarged, if and to the extent reasonably necessary, in the event that: (a) BRANDS fails to provide (i) information and data as requested by ERIZON on a timely basis or (ii) any performance called for by this Agreement, and the same is necessary for ERIZON's performance hereunder; or (b) special requests by BRANDS or any governmental agency authorized to regulate or supervise BRANDS or any authority having jurisdiction over BRANDS impact ERIZON's normal schedule. ERIZON will notify BRANDS of the estimated impact on its performance schedule, if any. None of the foregoing, however, shall excuse any failure of either Party to pay money as and when due hereunder. Both Parties shall make all reasonable efforts to mitigate the effects of a Force Majeure Event, provided that the Party whose performance is not directly affected by the Force Majeure Event hereby agrees to reimburse the Party whose performance is directly affected by the Force Majeure Event for the reasonable additional expenses incurred in successfully mitigating the effect of the Force Majeure Event.

         13.6 New York Law. This Agreement and performance hereunder shall be governed by the laws of the State of New York without reference to such state's conflict of laws principles. ERIZON AND BRANDS HEREBY AGREE ON BEHALF OF THEMSELVES AND ANY PERSON CLAIMING BY OR THROUGH THEM THAT THE SOLE JURISDICTION AND VENUE FOR ANY LITIGATION ARISING FROM OR RELATING TO THIS AGREEMENT, SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 11 HEREOF, SHALL BE AN APPROPRIATE FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK AND HEREBY WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN AND ANY RIGHT TO TRIAL BY JURY. BRANDS agrees that a written notice (including the appropriate New York State and Federal Court notices) sent pursuant to Section 13.8 shall subject it to the jurisdiction of such court and BRANDS agrees not to contest jurisdiction or venue thereunder.

         13.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement may not be assigned or otherwise transferred by either Party without the written consent of the other Party, except that either Party shall be permitted to assign this Agreement to any Party under common control with it without such consent. Any purported assignment or other transfer in violation of this Section shall be null and void.

         13.8 Notices. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement will be effective upon receipt (or upon rejection of receipt) when hand-delivered in writing, sent by prepaid express delivery courier, sent by first class certified mail, return receipt requested, with postage fully prepaid, or sent by facsimile followed by a confirmation letter of such delivery method, to the Parties at the respective addresses and numbers below:

         In the case of ERIZON:

                  erizon, Inc.
                  101 Kindig Lane
                  Hanover, Pennsylvania
                  Attention: Michael Lutz and Michael Contino
                  Telephone: 201-272-3401/ 201-272-3411
                  Facsimile: 201-272-3270

         In the case of BRANDS:

                  Hanover Brands, Inc.
                  1500 Harbor Boulevard
                  Weehawken, NJ 07087
                  Attention:  Richard Hoffmann
                  Telephone: 201-272-3434
                  Facsimile: 201-272-3495

         13.9 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

         13.10 Severability. Should any provision of this Agreement be determined to be void, invalid or otherwise unenforceable by any court of competent jurisdiction, it is to that extent to be deemed omitted, and such determination shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         13.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement.

         13.12 Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

         13.13 Services for Others. BRANDS understands and agrees that ERIZON may perform similar services for third parties using the ERIZON Proprietary Materials and/or using the same personnel that ERIZON may utilize for rendering Services for BRANDS hereunder.

         13.14 Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

         13.15 Survival. The following Sections shall survive termination and expiration of this Agreement: 1, 6, 7, 8, 9, 10, 11, 13.2, 13.6, 13.8, 13.13,
13.15, 13.16 and 13.21.

         13.16 Remedies. The Parties agree that the remedy at law for any breach of Article 7 or of Section 13.2 would be inadequate; that the injured Party shall be entitled to seek injunctive relief in addition to any other remedy to which it may be entitled; and that no bond shall be required to be posted in connection therewith. Notwithstanding the expiration or earlier termination of this Agreement, neither Party hereto shall be released from any liability or obligation hereunder (whether in the nature of indemnification or otherwise) which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such Party prior to such expiration or termination. The remedies provided herein are cumulative and not exclusive of any other remedies that a Party may have in law or equity.

         13.17 Use of Subcontractors. ERIZON shall have the right to subcontract any portion of the Services hereunder to third party contractor(s) which ERIZON may choose in its sole discretion; provided, however, that ERIZON shall not subcontract a substantial portion of the Services without first obtaining BRANDS' consent (which shall not be unreasonably withheld). ERIZON shall remain primarily responsible for performance of obligations subcontracted to its subcontractors. BRANDS shall cooperate with ERIZON's authorized consultants, subcontractors and third party representatives as reasonably requested by ERIZON.

         13.18 Entire Agreement. This Agreement, including any Schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, negotiations, understandings and agreements between such Parties in relation to the subject matter hereof, and there are no representations, understandings or agreements relative hereto which are not fully expressed herein.

         13.19 Number and Gender. Whenever appropriate in this Agreement, terms in the singular number shall include the plural (and vice versa) and each gender form shall include all others.

         13.20 Drafting. This Agreement shall be treated as an agreement that was jointly drafted by all Parties signing it and shall not be read against any particular drafter of the Agreement or any provision therein.

         13.21 Attorneys' Fees and Litigation Expenses. In the event that any legal proceeding concerning the validity, enforcement or interpretation of the provisions of this Agreement is instituted, the prevailing Party in such proceeding shall be entitled to recover its reasonable attorneys' fees and other litigation expenses (including, but not limited to, witness fees, deposition fees, court reporter fees, other stenographic fees, sheriff fees, and court costs) incurred in such proceeding, in addition to any other relief to which it may be entitled, from the losing Party.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


HANOVER BRANDS, INC.                     ERIZON, INC.

By:                                      By:
-------------------------------------    ---------------------------------------
   William C. Kingsford                     Brian C. Harriss
   Vice President and Controller            President

Attest:                                  Attest:

-------------------------------------    ---------------------------------------
Richard Hoffmann                         Michael Contino
President and Chief Operating Officer    Senior Vice President for Information Services/
                                         Chief Information Officer

                             SCHEDULES AND EXHIBITS

                                       TO

                         INTERCOMPANY SERVICES AGREEMENT

              TABLE OF SCHEDULES TO INTERCOMPANY SERVICES AGREEMENT

SCHEDULE A                  Brands Agreements

SCHEDULE B                  Services

SUBSCHEDULE B-1             Fulfillment Services

SUBSCHEDULE B-2             Information Technology Services

SCHEDULE C                  Fees for Services

SCHEDULE D                  erizon's Standard Vendor Compliance Procedures

SCHEDULE E                  Change Control Procedures

              TABLE OF EXHIBITS TO INTERCOMPANY SERVICES AGREEMENT

EXHIBIT 1                  Interborrower Agreement, dated March 24, 2000

EXHIBIT 2 License Agreement, dated December 25, 1999, by and between Hanover Direct Pennsylvania Inc. and Gumps By Mail, Inc., Keystone Internet Services, Inc. and Scandia Down, LLC

EXHIBIT 3 License Agreement, dated December 25, 1999, by and between Hanover Realty, Inc. and Domestications, LLC, Hanover Company Store, LLC, Hanover Direct, Inc., Hanover Home Fashions Group, Inc., Kitchen & Home, LLC, LWI Holdings, Inc., Silhouette, LLC, and Tweeds, LLC

EXHIBIT 4                  Amendment to and Assignment of Lease Agreement, dated
                           December 25, 1999

                                   SCHEDULE A

                                BRANDS AGREEMENTS

         Always in Style
         Amazon.com
         American Down & Textile
         Artselect.com
         Capital One
         CFOC
         Della & James
         Diana, Princess of Wales
         Dow Jones
         Excite
         First USA
         Holigan/Your New House
         HouseNet
         Inktomi
         Looksmark
         Magazine Direct
         Musicmaker.com
         Netsave
         Shades of India
         Shop Now
         Shoppers' Edge
         SkyMall
         Southeby's
         Zoom

                                   SCHEDULE B

                                    SERVICES

                                 SUBSCHEDULE B-1

                              FULFILLMENT SERVICES

                                 SUBSCHEDULE B-2

                         INFORMATION TECHNOLOGY SERVICES

                                   SCHEDULE C

                                FEES FOR SERVICES

                                   SCHEDULE D

                      STANDARD VENDOR COMPLIANCE PROCEDURES

PACKAGING

         Vendors are expected to deliver merchandise in prepackaged units exactly as they are to be sold to the customer. All items require packaging that will protect them during distribution, storage, handling and shipping. There are four package formats that are acceptable to
         ERIZON:

         Polybags

                  Non-fragile items can be packaged in individual, fully vented polybags labeled with the Company item number. Multiple items of the same item number may be packed into a master carton. Polybags are appropriate for small items which will not easily break during handling and for textile items.

         Boxes

                  Items may be packaged in a retail box made from kraft board or corrugated boxes. This may be appropriate for non-fragile items or where there is sufficient inner protection to prevent damage from shock or vibration. If the product is exposed, or the item may fall out of the package during conveyance, a polybag, shrink film or over-box must be used. These items must be delivered in a master carton.

         Protective Packaging

                  Items which can easily break must have protection sufficient to withstand the normal distribution handling and shipping environment.

         Ship-Alone Packaging

                  Items that are greater than 23 inches in length or weigh more than 30 pounds must be packaged in mailable containers. These items will be sent directly to the customer and will not be over-boxed.

         Master Cartons

                  Items less than 23 inches in length or less than 30 pounds should be in master cartons. The master carton size should not exceed 36"L x 26"W x 20"H, nor exceed 50 pounds. Each master carton must contain only one Company item number.

         Palletizing/Unitizing

                  If more than one-half pallet of any one Company item number is shipped, the product must be unitized on a standard 48" x 40" pallet. A minimum of three wraps of stretch wrap must be used to unitize the pallet load. Cartons must not overhang the pallet. The pallet may contain either individual boxes or master cartons. Each pallet can contain only one Company item number.

                  If smaller quantities of any one Company item number are shipped, they may be combined on the same pallet. The item numbers must be separated and clearly marked as indicated below.

LABELING

         Individual Unit Label

                  Each individual selling unit must have an identification label. The label must show the Company item number and the country of origin.

         Master Carton Labeling

                  Each master carton must have the following information clearly marked or labeled on the outside of the carton:

         -        Company
         -        Company Item Number
         -        Purchase Order Number
         -        Color
         -        Quantity
         -        Case Number __ of __
         -        Made in:
         -        Destination

SHIPPING REQUIREMENTS

         Advance Shipping Notification (ASN)

                  All inbound shipments must be scheduled through the Traffic Department using an ASN. This must be faxed to the Traffic Department at (717) 633-3202 at least 3 days before shipping. The Traffic Department will return the form within 24 hours with a Request Number. Questions about ASNs should be directed to the Traffic Coordinator at (717) 633-3276.

         Loading the Truck

                  The truck must be loaded by purchase order and then by item number within that purchase order.

         Packing List

                  A detailed packing list must accompany each shipment and should be attached to the last container/pallet loaded in the trailer. There should be one packing list for each purchase order shipped.

ROUTING GUIDE

         Shipments weighing under 125 pounds:

                  Use RPS.  Call (800) 762-3725 for instructions or supplies

         Shipments weighing between 125 pounds and 4,999 pounds and occupying less than 1/3 of a 48 foot trailer:

                  Use the carrier shown in the chart following this section.

         Shipments weighing 5,000 pounds or more and/or occupying more that 1/3 of a 48 foot trailer:

                  Call the Traffic Coordinator at (717) 633-3276 to schedule merchandise pickup.

         Items not complying with the requirements contained in this Exhibit may be prepped or re-worked by ERIZON at the expense of BRANDS at the sole discretion of ERIZON.

         Shipments weighing between 125 pounds and 4,999 pounds and occupying less than 1/3 of a 48 foot trailer should be shipped by the carrier shown for the origin state in this table:

                  STATE                     CARRIER
                  ---------------------------------
                  AL                        Roadway
                  AR                        Roadway
                  AZ                        Roadway
                  CA                        Roadway
                  CO                        Roadway
                  CT                        Overnite
                  DC                        Overnite
                  DE                        Overnite
                  FL                        Roadway
                  GA                        Roadway
                  IA                        Roadway
                  ID                        Roadway
                  IL                        Roadway
                  IN                        Roadway
                  KS                        Roadway
                  KY                        Roadway
                  LA                        Roadway
                  MA                        Overnite
                  MD                        Overnite
                  ME                        Overnite
                  MI                        Roadway
                  MN                        Roadway
                  MO                        Roadway
                  MS                        Roadway
                  MT                        Roadway

                  NC                        Overnite
                  ND                        Roadway
                  NE                        Roadway
                  NH                        Overnite
                  NJ                        Overnite
                  NM                        Roadway
                  NV                        Roadway
                  NY                        Overnite
                  OH                        Roadway
                  OR                        Roadway
                  PA                        Overnite
                  RI                        Overnite
                  SC                        Overnite
                  SD                        Roadway
                  TN                        Roadway
                  TX                        Roadway
                  UT                        Roadway
                  VA                        Overnite
                  VT                        Roadway
                  WA                        Roadway
                  WI                        Roadway
                  WV                        Overnite
                  WY                        Roadway

                                   SCHEDULE E

                            CHANGE CONTROL PROCEDURES

                  1. No Oral Changes. Except to the extent expressly set forth in this Agreement, no change in or modification to the Services or to any Project Order or any part thereof, in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by the Party duly authorized to consent to such changes as provided in this Schedule F.

                  2. Clarifications.

                           The BRANDS Project Manager, following consultation
with the ERIZON Project Manager, shall have the right during each Project to clarify the Services being performed pursuant to a Project Order and to add explanations, neither of which shall be deemed a change to the scope of Services to be performed by ERIZON under the Project Order unless it represents, in ERIZON's sole discretion, an increase in the time, cost and/or labor involved in providing Services under the Project, or adversely affect, impinge or otherwise compromise in any manner, ERIZON's proprietary interests while providing Services to BRANDS hereunder, or increase ERIZON's risk of liability to BRANDS or to any third party as a result of such changes. The BRANDS Project Manager shall approve and agree to all such clarifications in writing.

                           If the BRANDS Project Manager shall direct, order or
require any work which ERIZON deems in its sole discretion to be Out-of-Scope Work (as defined in section 3 below), ERIZON shall, prior to beginning performance thereof or incurring any costs attributable thereto, provide written notice to the BRANDS Project Manager stating the reason(s) it deems such work to be Out-of-Scope Work. Such notice shall provide the BRANDS Project Manager the opportunity to (i) cancel such order(s), direction(s) or requirement(s); (ii) keep an accurate record of the materials, labor and other items involved, where applicable; and/or (iii) take such other action as may be deemed advisable in light of such Out-of-Scope Work.

                  3. Out-of-Scope Work.

                           "Out-of-Scope Work" shall mean any and all additions,
deletions or other revisions to any aspect of any Project which may modify in any manner or with respect to ERIZON's obligations under, or are not otherwise required by, the terms of this Agreement or any Project Order. Out-of-Scope Work shall only be authorized pursuant to an Out-of-Scope Work Order (as defined in section 5 below) which in any event shall expressly indicate that the work described therein is Out-of-Scope Work. Any Out-of-Scope Work Order shall also provide a line-by-line identification of any additions, deletions, modifications or other revisions sought or requested by BRANDS.

                           The performance of all Out-of-Scope Work by ERIZON
shall be governed by the terms and conditions of this Agreement and any authorized Out-of-Scope Work Order.

                  4. Payment for Out-of-Scope Work.

                           Out-of-Scope Work may result in an equitable upward
adjustment (increase) to the fees set forth in the applicable Project Order and may represent, among other things, (i) ERIZON's costs related to the change and approved by the Project Managers of each Party in advance and (ii) all additional costs incurred by ERIZON as a result of such Out-of-Scope Work. Out-of-Scope Work may also result in an extension in the Project Schedule for performance of both the Out-of-Scope Work and any other In-Scope Work directly affected by such Out-of-Scope Work.

                           "ERIZON's costs related to the change" shall include,
but shall not be limited to, the cost of materials, including the cost of delivery where applicable, and the cost of labor or professional services, including any additional insurance amounts ERIZON may from time to time be required to pay and for which ERIZON bears the responsibility hereunder (i.e., Workers' Compensation insurance). The price components for such services, materials and labor shall be based, to the maximum extent reasonable, on the labor, services and material costs identified in an Out-of-Scope Work Order with the understanding that, with respect to additions or modifications, ERIZON shall be entitled to the general and administrative expenses included in the rates set forth therein.

                           "Additional costs" shall include without limitation
(i) increased wages related to work being performed in a higher wage period,
(ii) overtime payments to accelerate the Out-of-Scope Work to the extent that acceleration of the work is necessary for ERIZON to meet BRANDS' deadlines for such Out-of-Scope Work or for the Project(s), (iii) increased cost to purchase materials or provide Services, where applicable, and (iv) extended insurance and bonding. Except in circumstances where ERIZON is directed to proceed with Out-of-Scope Work under this Schedule E, Additional costs with respect to such Out-of-Scope Work shall be specifically approved in writing by the BRANDS Project Manager in advance of any performance of such Out-of-Scope Work.

                  5. Change Order Procedure.

                           Either Party's Project Manager shall initiate the
Out-of-Scope Work procedure by providing to ERIZON a written notice (the "Notice of Proposed Change Order") setting forth the proposed Out-of-Scope Work. Within ten (10) business days thereafter, or such other time as may be agreed to by each Party, the ERIZON Project Manager shall provide to the BRANDS Project Manager (with a copy to each Party's Phase Leader) two (2) detailed Change Order Proposals (i) one of which sets forth a proposed adjustment to the Project Price for the proposed Out-of-Scope Work to be performed and (ii) the second of which is a proposal to perform the Out-of-Scope Work on a time and materials basis at ERIZON then standard hourly rates (each a "Change Order Proposal"). Both shall be in the approved form, and shall include related schedules for performance. In support of both versions of ERIZON's Change Order Proposal, ERIZON shall submit a cost breakdown in accordance with section 4 above. ERIZON shall utilize the most recent version of the corresponding Project Schedule to establish the price and schedule modifications.

ERIZON's Change Order Proposals shall include an explanation of the cost(s) and scheduling impact the Out-of-Scope Work may have on the particular Project(s).

                           Either of the Change Order Proposals may be accepted
or modified through negotiations by each Party, whereupon a written order shall be executed by both Parties ("Out-of-Scope Work Order"). The execution of the Out-of-Scope Work Order by each Party's Engagement Leader shall operate as authorization for ERIZON to perform the Out-of-Scope Work and subject BRANDS to the terms and conditions hereunder for such Out-of-Scope Work thus performed or to be performed.

                                    EXHIBIT 1

                             INTERBORROWER AGREEMENT

         This Interborrower Agreement ("Agreement") is made as of March 24, 2000, by and between American Down & Textile Company, a Wisconsin corporation, Brawn of California, Inc., a California corporation, Clearance World Outlets, LLC, a Delaware limited liability company, The Company Office, Inc., a Delaware corporation, The Company Store Factory, Inc., a Delaware corporation, D.M. Advertising, Inc., a New Jersey corporation, Domestications, LLC, a Delaware limited liability company, Domestications Kitchen & Garden, LLC, a Delaware limited liability company, Encore Catalog, LLC, a Delaware limited liability company, erizon, Inc., a Delaware corporation, erizon.com, Inc., a Delaware corporation, Gump's By Mail, Inc., a Delaware corporation, Gump's Corp., a California corporation, Hanover Brands, Inc., a Delaware corporation, Hanover Company Store, LLC, a Delaware limited liability company, Hanover Direct, Inc., a Delaware corporation, Hanover Direct Pennsylvania, Inc., a Pennsylvania corporation, Hanover Direct Virginia, Inc., a Virginia corporation, Hanover Home Fashions Group, LLC, a Delaware limited liability company, Hanover Realty, Inc., a Virginia corporation, Henre, Inc., a Delaware corporation, Keystone Internet Services, Inc., a Delaware corporation, Keystone Liquidations, Inc., a Delaware corporation, Kitchen & Home, LLC, a Delaware limited liability company, LaCrosse Fulfillment, LLC, a Delaware limited liability company, LWI Holdings, Inc., a Delaware corporation, San Diego Telemarketing, LLC, a Delaware limited liability company, Scandia Down Corporation, a Delaware corporation, Scandia Down, LLC, a Delaware limited liability company, Silhouettes, LLC, a Delaware limited liability company, Tweeds, LLC, a Delaware limited liability company, The Horn & Hardart Company, Inc., a New York corporation, and BC Corporation of Tennessee, Inc., and any other Person which may hereafter become a Credit Party (as defined below).

                                 R E C I T A L S

         A. The corporations or limited liability companies listed in Annex I hereto as Borrowers, the corporations or limited liability companies listed in Annex I as Guarantors and Congress Financial Corporation (the "Lender") have entered into a Loan and Security Agreement dated as of November 14, 1995 (as amended, the "Loan Agreement"), pursuant to which the Borrowers may from time to time borrow up to $82,500,000.

         B. The Borrowers and the Guarantors deem it desirable to provide for the allocation among themselves of the ultimate financial responsibility for the "Obligations" (as herein defined) amongst the Parent Group, the Brands Group and the erizon Group (each, as defined below) and to provide for a right of contribution in the event that any of the Parent Group, the Brands Group or the erizon Group pays more than the amount so allocated to it under this Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The recitals to this Agreement are hereby incorporated herein and, by this reference, made a part hereof.

         2.       Certain Definitions. For purposes of this Agreement:

                  (a) "Agreement" shall have the meaning ascribed therein in the introductory paragraph hereof.

                  (b) "Borrower" shall have the meaning ascribed thereto in the Loan Agreement.

                  (c) "Brands Group" shall mean Hanover Brands, Inc. and any Borrower or Guarantor which is a subsidiary of Hanover Brands, Inc. at any time and from time to time.

                  (d) "Brands Representative" shall have the meaning ascribed therein in Section 14(b) hereof.

                  (e) "Contribution" shall have the meaning ascribed thereto in Section 3 hereof.

                  (f) "Defaulting Party" shall have the meaning ascribed thereto in Section 5 hereof.

                  (g) "Defaulting Group" shall have the meaning ascribed thereto in Section 5 hereof.

                  (h) "erizon Group" shall mean erizon, Inc. and any Borrower or Guarantor which is a subsidiary of erizon, Inc. at any time and from time to time.

                  (i) "erizon Representative" shall have the meaning ascribed therein in Section 14(a) hereof.

                  (j) "Excess Amount" is any amount paid by a Group in connection with an Obligation in excess of such Group's Portion of such Obligation.

                  (k) "Group" shall mean the erizon Group, the Brands Group or the Parent Group.

                  (l) "Guarantor" shall have the meaning ascribed thereto in the Loan Agreement.

                  (m) "Lender" shall have the meaning ascribed thereto in the Recitals.

                  (n) "Loan Agreement" shall have the meaning ascribed thereto in the Recitals.

                  (o) "Obligation" shall mean the joint and several obligations of the Borrowers and the Guarantors pursuant to the Loan Agreement and the other Loan Documents, and all costs associated therewith, including, without limitation, the costs of defending any claim pursuant thereto.

                  (p)      "Overpaying Group" is a  Group which pays an Excess
         Amount.

                  (q) "Parent Group" shall mean Hanover Direct, Inc. and any subsidiary of Hanover Direct, Inc. which is not a member of the erizon Group or the Brands Group at any time and from time to time.

                  (r) "Parent Representative" shall have the meaning ascribed therein in Section 14(c) hereof.

                  (s) the "Portion" for each Group with respect to any Obligation shall be equal to the portion of such Obligation allocated to such Group, as set forth in Exhibit A annexed hereto.

                  (t) "Underpaying Group" is a Group that has not paid in full the Portion of an Obligation which is allocated to it pursuant to this Agreement.

                  (u) "Unpaid Portion" shall have the meaning ascribed thereto in Section 3 hereof.

Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Loan Agreement.

         3. Contribution. Each Borrower and each Guarantor agrees that each member of an Overpaying Group shall be entitled to indemnification and contribution ("Contribution") from the members of the Underpaying Groups for the Excess Amount paid by such Overpaying Group. With respect to each Excess Amount, the amount of the Contribution by the members of an Underpaying Group to the related Overpaying Group shall be equal to the sum of (i) such Overpaying Group's Excess Amount (the "Unpaid Portion") and (ii) interest on such Excess Portion at a per annum rate equal to the prime rate of interest as published in The Wall Street Journal from time to time (calculated based on a year consisting of 360 days) from the date such Overpaying Group pays such Excess Amount until the date such Excess Amount is paid in full. Payment of an Underpaying Group's Unpaid Portion shall be due and payable by the members of such Underpaying Group within five (5) Business Days of the date such Underpaying Group receives a written request for payment of its Unpaid Portion from the related Overpaying Group, which request shall include a reference to the Obligation which was the subject of the payment, a statement of the Excess Amount paid by such Overpaying Group, and a statement of the Unpaid Portion of such Excess Amount due and payable to such Overpaying Group from such Underpaying Group. An Underpaying Group may set off payments due under this Section 3 to an Overpaying Group against amounts owed under this Section 3 to such Underpaying Group by such Overpaying Group. The obligations of the members of an Underpaying Group under this Section 3 shall be joint and several.

         4. Procedure. An Overpaying Group may assert a claim for Contribution hereunder by delivering a written request for payment containing the information provided in Section 3 of this Agreement to an Underpaying Group at the address of such Underpaying Group provided in Section 6 of this Agreement. If the members of an Underpaying Group do not pay an amount properly requested pursuant to the preceding sentence within ten (10) Business Days of such request, the members of such Underpaying Group shall, on written demand therefore, also pay to such Overpaying Group all reasonable costs (including, without limitation, attorneys' fees and expenses) incurred by the members of such Overpaying Group in connection with collecting such amount. The obligations of the members of an Underpaying Group under this Section 4 shall be joint and several. The remedies set forth herein are not exclusive of any other remedy the members of an Overpaying Group may have at law or in equity.

         5. Defaults. Notwithstanding any implication to the contrary contained herein, in the event that any action or inaction on the part of a Borrower or a Guarantor (each, a "Defaulting Party") causes acceleration of any of the Obligations, the members of the Group of which such Defaulting Party is a member (the "Defaulting Group") shall be solely liable for any and all additional costs (including additional cost of funds due to such acceleration) incurred by the other Groups in connection with any payments required hereunder, and shall indemnify and save harmless each member of the other Groups for such additional costs. Such additional costs shall constitute an Obligation of the members of the Defaulting Group and shall be payable by the members of the Defaulting Group in accordance with the terms of this Agreement. The obligations under this Section 5 of the members of a Defaulting Group shall be joint and several.

         6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed served upon receipt if delivered personally or transmitted by overnight courier which provides a receipt, or if mailed by registered or certified mail (return receipt requested) on the third business day after mailing to the party at the address set forth below (or at such other address for such party as shall be specified by like notice);

         If to the Brands Group or any Borrower or Guarantor which is a member of the Brands Group:

                  Hanover Brands, Inc.
                  1500 Harbor Blvd.
                  Weehawken, NJ  07087

                  Attn:    Chief Financial Officer
                  Fax:     (201) 272-3150

         with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  120 West 45th Street
                  New York, NY 10038
                  Attn:    Sarah Hewitt,  Esq.
                  Fax:     (212) 840-2429

         If to the erizon Group or any Borrower or Guarantor which is a member of the erizon Group:

                  erizon, Inc.
                  1500 Harbor Blvd.
                  Weehawken, NJ  07087
                  Attn:    Chief Financial Officer
                  Fax:     (201) 272-3150

         with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  120 West 45th Street
                  New York, NY 10038
                  Attn:    Sarah Hewitt,  Esq.
                  Fax:     (212) 840-2429

         If to the Parent Group or any Borrower or Guarantor which is a member of the Parent Group:

                  Hanover Direct, Inc.
                  1500 Harbor Blvd.
                  Weehawken, NJ  07087
                  Attn:    Chief Financial Officer
                  Fax:     (201) 272-3150

         with a copy to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  120 West 45th Street
                  New York, NY 10038
                  Attn:    Sarah Hewitt,  Esq.
                  Fax:     (212) 840-2429

         7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, to the benefit of any other Person which shall hereafter become a Credit Party, and to the benefit of any other member of the Parent Group.

         8. Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws rules.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and when delivered, shall together constitute one and the same instrument.

         10. Construction. The headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof.

         11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12. Non-Waiver. No delay in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude any other or further exercise thereof. No waiver by any party of any provision under this Agreement shall operate as a waiver by such party of any other provision under this Agreement unless such party specifically provides otherwise.

         13. Third Party Beneficiaries. This Agreement shall not be construed or deemed to create any rights or privileges, including third party beneficiary rights, in any Person other than the parties hereto, any other Person which shall hereafter become a Credit Party, or any member of the Parent Group.

         14.      Group Representatives.

         (a) erizon, Inc. is hereby appointed to act on behalf of all members of the erizon Group as agent of the members of the erizon Group for all purposes under this Agreement (erizon, Inc., in such capacity, the "erizon Representative") including, without limitation, the computation of Excess Amounts and Unpaid Portions on behalf of the erizon Group and for the purposes of giving notices to, or by, the erizon Group. Each member of the erizon Group hereby acknowledges that each member of the other Groups shall be entitled to rely on all calculations by, and notices by, the erizon Representative, without any independent review or inquiry.

         (b) Hanover Brands, Inc. is hereby appointed to act on behalf of all members of the Brands Group as agent of the members of the Brands Group for all purposes under this Agreement (Hanover Brands, Inc., in such capacity, the "Brands Representative") including, without limitation, the computation of Excess Amounts and Unpaid Portions on behalf of the Brands Group and for the purposes of giving notices to, or by, the Brands Group. Each member of the Brands Group hereby acknowledges that each member of the other Groups shall be entitled to rely on all calculations by, and notices by, the Brands Representative, without any independent review or inquiry.

         (c) Hanover Direct, Inc. is hereby appointed to act on behalf of all members of the Parent Group as agent of the members of the Parent Group for all purposes under this Agreement (Hanover Direct, Inc., in such capacity, the "Parent Representative") including, without limitation, the computation of Excess Amounts and Unpaid Portions on behalf of the Parent Group and for the purposes of giving notices to, or by, the Parent Group. Each member of the Parent Group hereby acknowledges that each member of the other Groups shall be entitled to rely on all calculations by, and notices by, the Parent Representative, without any independent review or inquiry.

         15. Rights and Obligations of Group Members. Nothing contained in this Agreement shall affect any of the rights or obligations of any member of any Group relative to the other members of such Group.

         16. Term and Termination. This Agreement shall terminate on the date following the termination of the Loan Agreement on which all obligations of the parties hereto shall have been indefeasibly paid in full.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto to be effective as of the date first above written.

                                            AMERICAN DOWN & TEXTILE COMPANY

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            BRAWN OF CALIFORNIA, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            CLEARANCE WORLD OUTLETS, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            THE COMPANY OFFICE, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            THE COMPANY STORE FACTORY, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            D.M. ADVERTISING, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            DOMESTICATIONS, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            DOMESTICATIONS KITCHEN & GARDEN, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            ENCORE CATALOG, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            ERIZON, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            ERIZON.COM, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            GUMP'S BY MAIL, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            GUMP'S CORP.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER BRANDS, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER COMPANY STORE, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER DIRECT, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER DIRECT PENNSYLVANIA, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER DIRECT VIRGINIA, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER HOME FASHIONS GROUP, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HANOVER REALTY, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            HENRE, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            KEYSTONE INTERNET SERVICES, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            KEYSTONE LIQUIDATIONS, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            KITCHEN & HOME, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            LACROSSE FULFILLMENT, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            LWI HOLDINGS, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            SAN DIEGO TELEMARKETING, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            SCANDIA DOWN CORPORATION

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            SCANDIA DOWN, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            SILHOUETTES, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            TWEEDS, LLC

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            THE HORN & HARDART COMPANY, INC.
                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                            BC CORPORATION OF TENNESSEE, INC.

                                            By:
                                                ----------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

OBLIGATION                      PORTION ALLOCATED TO         PORTION ALLOCATED TO         PORTION ALLOCATED TO
----------                      --------------------         --------------------         --------------------
                                BRANDS GROUP                 ERIZON GROUP                 PARENT GROUP
                                ------------                 ------------                 ------------
Principal of Loans to           100%                         0%                           0%
members of Brands
Group

Interest on loans to            100%                         0%                           0%
members of Brands
Group

Principal of Loans to           0%                           100%                         0%
members of erizon
Group

Interest on Loans to            0%                           100%                         0%
members of erizon
Group

Principal of Loans to           0%                           0%                           100%
members of Parent
Group

Interest on loans to            0%                           0%                           100%
members of Parent
Group

Tranche B Facility              40%                          40%                          20%
Fee (Fifteenth
Amendment, Section
8(c))

Facility Fee (Loan              40%                          40%                          20%
Agreement, Section
2.7(b))

OBLIGATION                      PORTION ALLOCATED TO         PORTION ALLOCATED TO         PORTION ALLOCATED TO
----------                      --------------------         --------------------         --------------------
                                BRANDS GROUP                 ERIZON GROUP                 PARENT GROUP
                                ------------                 ------------                 ------------
Unused Line Fee                 40%                          40%                          20%
(Loan Agreement,
Section 2.7(c))

Servicing Fee (Loan             40%                          40%                          20%
Agreement, Section
2.7(d))

Early Termination Fee           40%                          40%                          20%
(Loan Agreement,
Section 9.1(f))

Payment of advances under       100% of payments relating    100% of payments relating    100% of payments relating
Letter of Credit                to letters of credit         to letters of credit         to letters of credit
Accommodations                  issued for account of        issued for account of        issued for account of
                                members of the Brands Group  members of the erizon Group  members of the Parent Group

Interest on advances under      100% of interest on          100% of interest on          100% of interest on
letters of credit               payments relating to         payments relating to         payments relating to
                                letters of credit issued     letters of credit issued     letters of credit issued
                                for account of members of    for account of members of    for account of members of
                                the Brands Group             the erizon Group             the Parent Group

Expenses and                    40%                          40%                          20%
Additional Fees (Loan
Agreement, Section
9.2(a))

Any other fee or                40%                          40%                          20%
expense under any
Loan Document

                                     ANNEX I

                                    BORROWERS

Hanover Direct Pennsylvania, Inc., a Pennsylvania corporation ("HDPI")
Brawn of California, Inc., a California corporation ("Brawn")
Gump's By Mail, Inc., a Delaware corporation ("GBM")
Gump's Corp., a California corporation ("Gump's")
LWI Holdings, Inc., a Delaware corporation ("LWI"), successor by merger of Aegis
         Catalog Corporation, a Delaware corporation, with and into LWI
Hanover Direct Virginia Inc., a Delaware corporation ("HDV"), successor by merger of Hanover Holding Corp., a Delaware corporation, with and into HDPI
Hanover Realty, Inc., a Virginia corporation ("Hanover Realty")
Tweeds, LLC, a Delaware limited liability company ("Tweeds LLC")
Silhouettes LLC, a Delaware limited liability company ("Silhouettes LLC") Hanover Company Store, LLC., a Delaware limited liability company ("HCS LLC") Domestications, LLC, a Delaware limited liability company ("Domestications LLC") Keystone Internet Services, Inc., a Delaware corporation ("Keystone Internet") The Company Store Factory, Inc., a Delaware corporation ("TCS Factory"), successor by merger of The Company Factory, Inc., a Wisconsin corporation, with and into TCS Factory
The Company Office, Inc., a Delaware corporation ("TCS Office"), successor by merger of The Company Office, Inc., a Wisconsin corporation, with and into TCS Office

                                   GUARANTORS

Hanover Direct, Inc., a Delaware corporation ("HDI"), successor by merger of
         Company Store Holdings, Inc., a Delaware corporation, with and into HDI Domestications Kitchen & Garden, LLC, a Delaware limited liability company
         ("Domestications K&G LLC")
American & Down Textile Company, a Wisconsin corporation
D.M. Advertising, Inc., a New Jersey corporation
Scandia Down Corporation, a Delaware corporation ("Scandia")
Keystone Liquidations, Inc., a Delaware corporation
Hanover Home Fashions Group, LLC, a Delaware limited liability company ("HHFG
         LLC")
erizon, Inc., a Delaware corporation ("erizon, Inc.")
Hanover Brands, Inc., a Delaware corporation ("Hanover Brands")
LaCrosse Fulfillment, LLC, a Delaware limited liability company ("LaCrosse LLC") San Diego Telemarketing, LLC, a Delaware limited liability company ("San Diego
         LLC")
erizon.com, Inc., a Delaware corporation ("erizon.com")
Encore Catalog, LLC, a Delaware limited liability company ("Encore LLC")

Kitchen & Home, LLC, a Delaware limited liability company ("Kitchen & Home LLC") Scandia Down, LLC, a Delaware limited liability company ("Scandia LLC") Clearance World Outlets, LLC, a Delaware limited liability company ("Clearance
         World LLC")

                                    EXHIBIT 2

                                LICENSE AGREEMENT

         LICENSE AGREEMENT, dated as of this 25th day of December, 1999, by and between HANOVER REALTY, INC., having an address at 5020 Hollins Road, Roanoke, Virginia ("Owner"), and DOMESTICATIONS, LLC, HANOVER COMPANY STORE, LLC, HANOVER DIRECT, INC., HANOVER HOME FASHIONS GROUP, INC., KITCHEN & HOME, LLC, LWI HOLDINGS, INC., SILHOUETTE, LLC, and TWEEDS, LLC, each having an address at 5020 Hollins Road, Roanoke, Virginia (each a "Licensee").

                                   WITNESSETH

         WHEREAS, Owner is the fee owner of that certain real property located at and known as 5020 Hollins Road, Roanoke, Virginia (the "Property"); and

         WHEREAS, Owner has agreed to grant to each Licensee a license for the use by the Licensee of the Property for the purposes herein set forth.

         NOW THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. License: Owner hereby grants to each Licensee, and each Licensee hereby accepts, a non-exclusive license to use the Property for the Permitted Uses only, as such term is hereafter defined. It is understood and agreed by each Licensee, that the Owner may change or reconfigure the space used by any Licensee pursuant to this license upon reasonable notice to such Licensee.

         2. Permitted Uses: The license granted hereunder to each Licensee shall be limited to use of the Property for inventory storage and other related uses in connection with the Licensee's respective mail order business (the "Permitted Uses").

         3. Term: This Agreement, and the licenses granted hereunder, shall remain in full force and effect until terminated as hereafter set forth. Any Licensee or the Owner may, upon thirty (30) days prior written notice to the other, terminate this Agreement and the License created hereunder with respect to the Licensee in question. A termination of the license created hereunder with respect to any one Licensee shall not affect the license granted hereunder with respect to any other Licensee.

         4. Charges: In consideration of the license granted hereunder by the Owner to each Licensee, each Licensee agrees to pay to the Owner, its pro rata share of license and tax charges as set forth on Schedule A hereto:

                  a) Quarterly license charge: Each Licensee's pro rata share of license charges, other than each Licensee's pro rata share of taxes, shall be payable by each Licensee at the end of each 4-4-5 week fiscal quarter of Owner.

                  b) Taxes: Each Licensee's pro rata share of taxes shall be payable by the Licensee at the end of each 4-4-5 week fiscal quarter of Owner.

         5. Indemnification: Each Licensee agrees to indemnify and hold harmless the Owner from and against any and all claims, charges, suits, actions, causes of action, fines, penalties, damages, losses and expenses, including attorney's fees, arising out of or in connection with the Licensee's use of the Property. Each Licensee agrees to provide the Owner with a certificate of insurance evidencing general liability insurance in connection with its use of the Property. Such insurance shall be in form and amounts, and issued by companies, reasonably acceptable to the Owner, and shall name the Owner as an additional insured.

         6.       Miscellaneous:

                  a) No assignments. This License Agreement and the license granted hereunder, may not be assigned, sublicensed or transferred in any way by any Licensee.

                  b) Governing Law. This Agreement is governed by the laws of the State of Virginia;

                  c) Exclusive Agreement: This Agreement is the complete and exclusive agreement between the parties and supersedes all prior communications between the parties with respect to the license granted hereunder.


Witness:                           HANOVER REALTY, INC.


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   DOMESTICATIONS, LLC


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:

                                   HANOVER COMPANY STORE, LLC


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   HANOVER DIRECT, INC.


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   HANOVER HOME FASHIONS GROUP, INC.


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   KITCHEN & HOME, LLC


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   LWI HOLDINGS, INC.


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:

                                   SILHOUETTE, LLC


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:


                                   TWEEDS, LLC


                                   By:
---------------------------           ----------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A
                                5020 Hollins Road
                  Licensee Pro Rate Share of Real Estate Taxes
                             and Operating Expenses

------------------------------------------------------------------------------------------------------------------------------
        Licensee                 Pro Rata Share      Real Property Taxes      Operating Expenses       Total Amount
        --------                 --------------      -------------------      ------------------       ------------
------------------------------------------------------------------------------------------------------------------------------
Domestications, LLC                 45%                   $92,368                 $138,553                $230,921

------------------------------------------------------------------------------------------------------------------------------
Keystone Internet Services, Inc.    10%                   $20,526                 $30,789                 $51,315

------------------------------------------------------------------------------------------------------------------------------
Kitchen & Home, LLC                 5%                    $10,263                 $15,395                 $25,658

------------------------------------------------------------------------------------------------------------------------------
LWI Holdings, Inc.                  20%                   $41,053                 $61,579                 $102,632

------------------------------------------------------------------------------------------------------------------------------
Silhouette, LLC                     20%                   $41,053                 $61,579                 $102,632

------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT 3

                                LICENSE AGREEMENT

         LICENSE AGREEMENT, dated as of this 25th day of December, 1999, by and between HANOVER DIRECT PENNSYLVANIA INC., having an address at 101 East Kindig Lane, Hanover Borough, Pennsylvania ("Owner"), and GUMPS BY MAIL, INC., KEYSTONE INTERNET SERVICES, INC. and SCANDIA DOWN, LLC, each having an address at 101 East Kendig Lane, Hanover Borough, Pennsylvania (each a "Licensee").

                                   WITNESSETH

         WHEREAS, Owner is the fee owner of that certain real property located at and known as 101 East Kendig Lane, Hanover Borough, Pennsylvania (the "Property"); and

         WHEREAS, Owner has agreed to grant to each Licensee a license for the use by the Licensee of the Property for the purposes herein set forth.

         NOW THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

         1. License: Owner hereby grants to each Licensee, and each Licensee hereby accepts, a non-exclusive license to use the Property for the Permitted Uses only, as such term is hereafter defined. It is understood and agreed by each Licensee, that the Owner may change or reconfigure the space used by any Licensee pursuant to this license upon reasonable notice to such Licensee.

         2. Permitted Uses: The license granted hereunder to each Licensee shall be limited to use of the Property for inventory storage and other related uses in connection with the Licensee's respective mail order business (the "Permitted Uses").

         3. Term: This Agreement, and the licenses granted hereunder, shall remain in full force and effect until terminated as hereafter set forth. Any Licensee or the Owner may, upon thirty (30) days prior written notice to the other, terminate this Agreement and the License created hereunder with respect to the Licensee in question. A termination of the license created hereunder with respect to any one Licensee shall not affect the license granted hereunder with respect to any other Licensee.

         4. Charges: In consideration of the license granted hereunder by the Owner to each Licensee, each Licensee agrees to pay to the Owner, its pro rata share of license and tax charges as set forth on Schedule A hereto:

                  a) Quarterly license charge: Each Licensee's pro rata share of license charges, other than each Licensee's pro rata share of taxes, shall be payable by each Licensee at the end of each 4-4-5 week fiscal quarter of Owner.

                  b) Taxes: Each Licensee's pro rata share of taxes shall be payable by the Licensee at the end of each 4-4-5 week fiscal quarter of Owner.

         5. Indemnification: Each Licensee agrees to indemnify and hold harmless the Owner from and against any and all claims, charges, suits, actions, causes of action, fines, penalties, damages, losses and expenses, including attorney's fees, arising out of or in connection with the Licensee's use of the Property. Each Licensee agrees to provide the Owner with a certificate of insurance evidencing general liability insurance in connection with its use of the Property. Such insurance shall be in form and amounts, and issued by companies, reasonably acceptable to the Owner, and shall name the Owner as an additional insured.

         6.       Miscellaneous:

                  a) No assignments. This License Agreement and the license granted hereunder, may not be assigned, sublicensed or transferred in any way by any Licensee.

                  b) Governing Law. This Agreement is governed by the laws of the State of Virginia;

                  c) Exclusive Agreement: This Agreement is the complete and exclusive agreement between the parties and supersedes all prior communications between the parties with respect to the license granted hereunder.


Witness:                                HANOVER DIRECT PENNSYLVANIA, INC.


                                        By:
---------------------------                --------------------------------
                                             Name:
                                             Title:


                                        GUMPS BY MAIL, INC.


                                        By:
---------------------------                --------------------------------
                                             Name:
                                             Title:

                                        SCANDIA DOWN, LLC


                                        By:
---------------------------                --------------------------------
                                             Name:
                                             Title:


                                        KEYSTONE INTERNET SERVICES, INC.


                                        By:
---------------------------                --------------------------------
                                             Name:
                                             Title:


                                   0039881.01

                                   SCHEDULE A
                              101 East Kendig Lane
                  Licensee Pro Rate Share of Real Estate Taxes
                             and Operating Expenses

  --------------------------------------------------------------------------------------------------------------------
       Licensee               Pro Rata Share       Real Property Taxes     Operating Expenses       Total Amount
       --------               --------------       -------------------     ------------------       ------------
  --------------------------------------------------------------------------------------------------------------------
  Gumps By Mail, Inc.              10%                    $9,033                 $429,050                $438,083

  --------------------------------------------------------------------------------------------------------------------
  Scandia Down, LLC                5%                     $4,516                 $214,525                $219,041

  --------------------------------------------------------------------------------------------------------------------
  Keystone Internet
  Services, Inc.                   85%                    $26,778                $3,646,926              $3,726,704

  --------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------

  --------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT 4

                 AMENDMENT TO AND ASSIGNMENT OF LEASE AGREEMENT

         THIS AMENDMENT TO AND ASSIGNMENT OF LEASE AGREEMENT (the "AMENDMENT AND ASSIGNMENT") is dated as of the 25th day of December, 1999, by and between THE COMPANY OFFICE, INC. (successor by merger to The Company Office, Inc.), a Delaware corporation, ("LANDLORD"); HANOVER COMPANY STORE, LLC., a Delaware limited liability company, ("TENANT") and HANOVER HOME FASHIONS GROUP, LLC., a Delaware limited liability company ("HANOVER").

                              W I T N E S S E T H:

         WHEREAS, Landlord and TCSA, Inc., the original. Tenant, entered into a Lease Agreement dated as of August 26, 1993 (the "LEASE") pursuant to which the real property and improvements known as and located at 455 Park Plaza Drive, LaCrosse, Wisconsin, as more particularly described in the Lease (the "PREMISES"), was leased to the original tenant;

         WHEREAS, the original tenant assigned the Lease to the Tenant pursuant to that certain Amendment to an Assignment of Lease Agreement by and among the Landlord, the original tenant and the Tenant, dated as of September 1, 1998 (the "FIRST AMENDMENT");

         WHEREAS, Tenant and Hanover have agreed that Tenant shall assign all of its right, title and interest as lessee in the Lease to Hanover and Hanover shall assume all of Tenant's obligations as lessee under the Lease; and

         WHEREAS, Landlord and Hanover are desirous of modifying the Lease so as to extend the term of the Lease and otherwise amend the Lease to accurately reflect the agreement of the parties.

         NOW THEREFORE, for and in consideration of the premises, Ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do agree as follows:

         1. EFFECTIVE DATE. The terms and conditions of this Amendment and Assignment shall be deemed effective as of December 25, 1999.

         2. Term: The term of the Lease is hereby extended so as to expire on December 31, 2007.

         3. Assignment: Tenant hereby assigns to Hanover all of the Tenant's right, title and interest as lessee under the Lease. Hanover hereby assumes all of Tenant's obligations as lessee under the Lease from and after December 25, 1999.

         4. Except as specifically amended by the First Amendment and this Amendment and Assignment, the Lease shall be deemed unmodified and in full force and effect. In the event of any inconsistencies between or among the First Amendment, this Amendment and Assignment and the Lease, the terms and conditions of this Amendment and Assignment shall be deemed to prevail.

         IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to and Assignment of Lease Agreement to be executed on the day and year above written.

WITNESS:                            THE COMPANY OFFICE, INC. (LANDLORD),
                                    a Delaware corporation

                                    By:
---------------------------            -----------------------------------------



                                    HANOVER COMPANY STORE, LLC, (TENANT)
                                    a Delaware limited liability company



                                    By:
---------------------------            -----------------------------------------



                                    HANOVER HOME FASHIONS GROUP, LLC (HANOVER), a Delaware limited liability company



                                    By:
---------------------------            -----------------------------------------